UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Wyndham Hotels & Resorts, Inc.

(Name of Registrant as Specified in Its Charter)

Choice Hotels International, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED FEBRUARY 27, 2024

[•], 2024

To our fellow Wyndham stockholders:

Choice has put forth a compelling proposal to acquire Wyndham and is taking action to ensure that Wyndham stockholders have every opportunity to realize the significant value inherent in the proposed combination.

We continue to believe that the exchange offer we commenced on December 12, 2023 to acquire all outstanding shares of Wyndham common stock for a price per share consisting of $49.50 in cash and 0.324 shares of Choice common stock is pro-competitive and would generate value for both Wyndham and Choice stockholders as well as deliver significant benefits to franchisees and guests of both companies.

We are sending you the enclosed proxy statement and BLUE universal proxy card because we are soliciting proxies from Wyndham stockholders to be used to elect Choice nominees to the Wyndham board at the Wyndham 2024 annual meeting of stockholders. We have nominated independent, highly qualified individuals to stand for election because you deserve a board that will fulfill its fiduciary duty to act in the Wyndham stockholders’ best interests and consider any and all paths to create value, including by engaging in meaningful negotiations regarding a combination with Choice.

By supporting the Choice nominees, we believe Wyndham stockholders can establish a Wyndham board that will act in the best interests of Wyndham stockholders and send a clear message to the Wyndham board to meaningfully engage with Choice regarding a combination with Choice. Whether or not you plan to attend the Wyndham 2024 annual meeting of stockholders, WE URGE YOU TO VOTE YOUR BLUE UNIVERSAL PROXY CARD “FOR” THE ELECTION OF THE CHOICE NOMINEES TODAY.

Choice and Wyndham will each be using a universal proxy card for voting on the election of directors at the Wyndham 2024 annual meeting of stockholders, which universal proxy card will include the names of all nominees for election to the Wyndham board. As a result, there is no need to use Wyndham’s white proxy card, regardless of how you wish to vote, because your BLUE universal proxy card can be used to vote for any combination (up to eight total) of the Choice nominees and the Wyndham nominees. If you have already voted Wyndham’s white proxy card, you have every right to change your vote by voting your BLUE universal proxy card as of a later date, including by telephone or via the Internet. Only your latest dated proxy will count.

Importantly, if you hold your Wyndham shares with a broker, bank or other nominee, the broker, bank or other nominee must vote your Wyndham shares for you, but can do so only upon receipt of your specific instructions. Accordingly, please instruct the person responsible for your account to vote the BLUE universal proxy card FOR the election of the Choice nominees today.

If you are a participant in the Wyndham Hotel Group Employee Savings Plan, the trustee will vote shares of Wyndham common stock in accordance with instructions received from the participants to whose accounts the shares are credited, but if you do not instruct the plan trustee on how to vote the shares of Wyndham common stock credited to your account, the trustee will vote those shares in proportion to the shares for which instructions are received. Accordingly, please instruct the plan trustee to vote the BLUE voting instruction form FOR the election of the Choice nominees today.

Choice has retained MacKenzie Partners, Inc. to assist Choice in communicating with Wyndham stockholders in connection with the proxy solicitation for the Wyndham 2024 annual meeting of stockholders and to assist in Choice’s efforts to obtain proxies therefor. If you have any questions concerning the Choice proxy statement or require any assistance in voting your BLUE universal proxy card, please contact our proxy solicitor:

1407 Broadway, 27th Floor

New York, New York 10018

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

Email: proxy@mackenziepartners.com

Very truly yours,

Patrick Pacious

President and Chief Executive Officer

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED FEBRUARY 27, 2024

2024 Annual Meeting of Stockholders of

Wyndham Hotels & Resorts, Inc.

PROXY STATEMENT

OF

CHOICE HOTELS INTERNATIONAL, INC.

PLEASE VOTE THE ENCLOSED BLUE UNIVERSAL PROXY CARD FROM CHOICE TODAY – BY PHONE, BY INTERNET OR BY SIGNING, DATING AND RETURNING THE BLUE UNIVERSAL PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED

This proxy statement and the enclosed BLUE universal proxy card are being furnished by Choice Hotels International, Inc., which we refer to as Choice, we, us or our, in connection with the solicitation of proxies from you, holders of shares of common stock, par value $0.01 per share, which we refer to as Wyndham stockholders and Wyndham common stock, respectively, of Wyndham Hotels & Resorts Inc., which we refer to as Wyndham. Choice intends to vote such proxies at the 2024 annual meeting of Wyndham stockholders, including any special meeting that may be called in lieu thereof and any adjournments, postponements or continuations thereof, which we refer to as the Annual Meeting.

This proxy statement and the enclosed BLUE universal proxy card are first being furnished to Wyndham stockholders on or about [•], 2024.

According to the Wyndham preliminary proxy statement for the Annual Meeting, which we refer to as the Wyndham proxy statement, as filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, on February 26, 2024, the 2024 Annual Meeting is scheduled to be held on [•], 2024 at [•] [a.m.][p.m.], Eastern Time, in person, at [•]. Also according to the Wyndham preliminary proxy statement, the record date for determining Wyndham stockholders entitled to notice of and to vote at the Annual Meeting has been fixed as [•], 2024, which we refer to as the Record Date. Although not disclosed in the Wyndham proxy statement, based on public information, we understand that Wyndham delivered broker search cards based on a Record Date of March 11, 2024, and as such we believe the Record Date will be March 11, 2024. You must own shares of Wyndham common stock as of the Record Date in order to be entitled to vote at the Annual Meeting.

According to the Wyndham proxy statement, there were [•] shares of Wyndham common stock outstanding as of the Record Date. Wyndham stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Wyndham common stock has one vote and the shares of Wyndham common stock vote together as a single class. As of the date of this proxy statement, Choice beneficially owns an aggregate of 1,447,264 shares of Wyndham common stock, representing approximately [•]% of the shares of Wyndham common stock outstanding as of the Record Date.

Choice is soliciting your proxy for the Annual Meeting in order to take the following actions:

1.

To elect each of Barbara Bennett, Fiona Dias, William Grounds, Nana Mensah, Jim Nelson, Manny Pearlman, Susan Schnabel and Jay Shah, each of whom we refer to as a Choice Nominee and, collectively, as the Choice Nominees, to serve on the Wyndham board of directors, which we refer to as the Wyndham Board, for a term expiring at the next annual meeting of Wyndham stockholders, with each such director to serve until such director’s successor is elected and qualified or until such director’s earlier resignation, retirement, disqualification or removal.

i

2.

To repeal any provision of, or amendment to, the Third Amended and Restated By-Laws of Wyndham adopted as of January 4, 2023 (the most-recent publicly-disclosed Bylaws), which we refer to as the Bylaws, adopted by the Wyndham Board subsequent to January 4, 2023 without the approval of the Wyndham stockholders, which we refer to as the Bylaws Proposal or Proposal 4.

In addition to soliciting proxies for the foregoing proposals, Choice is also soliciting proxies to take the following actions with respect to the other proposals that Wyndham has announced will be voted on at the Annual Meeting, each as set forth in the Wyndham proxy statement:

3.	To vote on an advisory resolution to approve Wyndham’s executive compensation program, which we refer to as Proposal 2.

4.	To vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as Wyndham’s independent registered public accounting firm for 2024, which we refer to as Proposal 3.

As of the date of this proxy statement, Choice does not know of any other matters to be presented for approval by Wyndham stockholders at the Annual Meeting. If, however, other matters are properly presented, and you have properly voted the enclosed BLUE universal proxy card, the proxies named on the enclosed BLUE universal proxy card will vote the Wyndham common stock represented thereby in accordance with their discretion to the extent authorized by Rule 14a-4(c) under the Securities and Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Choice is seeking your proxy to vote FOR the election of the Choice Nominees (or the Alternate Choice Nominees (as defined below), as applicable), FOR the Bylaws Proposal and FOR Proposal 3. Choice intends to vote the Wyndham common stock beneficially held by Choice FOR the election of the Choice Nominees (or the Alternate Choice Nominees, as applicable), FOR the Bylaws Proposal and FOR Proposal 3. Choice makes no recommendation with respect to Proposal 2 and intends to ABSTAIN with respect to Proposal 2 (which will have the same effect as a vote against this proposal).

Wyndham stockholders are permitted to vote for any combination (up to eight total) of the Choice Nominees (or the Alternate Choice Nominees, as applicable) and the Wyndham nominees on the BLUE universal proxy card. If you vote FOR at least one but no more than eight nominees on the BLUE universal proxy card or BLUE voting instruction form, your shares of Wyndham common stock will only be voted FOR those nominees you have so marked. If you vote FOR more than eight nominees on the BLUE universal proxy card or BLUE voting instruction form, all of your votes for nominees will be invalid and none of your votes for nominees will be counted. Voting to WITHHOLD with respect to any of the Wyndham nominees is not the same as voting FOR the election of the Choice nominees.

If you properly vote the enclosed BLUE universal proxy card or BLUE voting instruction form, Choice will vote in accordance with your instructions. If you properly vote the enclosed BLUE universal proxy card or BLUE voting instruction form but do not vote for any nominee, the named proxies will vote FOR the election of the Choice Nominees (or exercise their discretion to vote FOR the Alternate Choice Nominees, as applicable). If you properly vote the enclosed BLUE universal proxy card or BLUE voting instruction form but do not mark a vote on any of the Bylaws Proposal, Proposal 2 or Proposal 3, the named proxies will vote FOR the Bylaws Proposal and Proposal 3 and will ABSTAIN on Proposal 2. The named proxies will exercise their discretion on any other matters that may properly come before the Annual Meeting, subject to applicable law.

Choice has no reason to believe that any Choice Nominee will be unable to serve or for good cause will not serve as director. However, as described in this proxy statement, David Johnson and Leland Pillsbury (each of whom we refer to as an Alternate Choice Nominee and, collectively, as the Alternate Choice Nominees) were nominated as “alternate nominees” to the Choice Nominees to be considered for election to the Wyndham Board at the Annual Meeting in the letter Choice submitted to Wyndham on January 22, 2024, which we refer to as the Nomination Notice. In the event that a Choice Nominee is unable to serve or for good cause will not serve as a director, the proxies named on the enclosed BLUE universal proxy card will exercise their discretion to vote FOR one of the Alternate Choice Nominees.

In addition to the foregoing, and notwithstanding that Choice has no reason to believe that any Alternate Choice Nominee will be unable to serve or for good cause will not serve as a director, Choice has reserved the right to further nominate, substitute or add additional persons in the event that any of the events described in the previous sentence occurs with respect to the Alternate Choice Nominees, Wyndham makes or announces any change to the Bylaws or takes or announces any other action that purports to have (or if consummated would or would purport to have) the effect of disqualifying any Choice Nominee or any Alternate Choice Nominee or Wyndham purports to increase the number of directorships after the date hereof and prior to the Annual Meeting. In the case of any of the foregoing, Choice will give prompt written notice to Wyndham if Choice elects to nominate any such additional or substitute nominee. There can be no assurance that Wyndham will not assert that any additional or substitute nominations made pursuant to such a reservation must separately comply with any advance notification requirements provided in the Bylaws.

Notwithstanding the foregoing, Choice reserves the right to withdraw the nomination of any Choice Nominee or any Alternate Choice Nominee or any additional or substitute nominee at any time, if applicable. In any such case, Choice will give prompt notice to Wyndham of any such withdrawal and relevant information will be filed and disclosed to Wyndham stockholders.

IMPORTANT

THIS SOLICITATION IS BEING MADE BY CHOICE AND NOT ON BEHALF OF THE WYNDHAM BOARD OR WYNDHAM MANAGEMENT.

WE ARE NOT ASKING YOU TO VOTE ON OR TO APPROVE OUR PROPOSAL FOR A BUSINESS COMBINATION BETWEEN CHOICE AND WYNDHAM AT THIS TIME. FURTHER, YOUR VOTE “FOR” THE ELECTION OF THE CHOICE NOMINEES DOES NOT OBLIGATE YOU TO TENDER YOUR SHARES OF WYNDHAM COMMON STOCK PURSUANT TO THE OFFER (AS DEFINED BELOW) AND DOES NOT AFFECT YOUR RIGHT TO WITHDRAW YOUR SHARES IF THEY HAVE BEEN TENDERED.

THIS PROXY STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES OF WYNDHAM COMMON STOCK NOR AN OFFER WITH RESPECT THERETO. THE OFFER IS MADE ONLY BY MEANS OF THE OFFER TO EXCHANGE AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL. SEE THE SECTION OF THIS PROXY STATEMENT TITLED “ABOUT THE OFFER” FOR A DISCUSSION OF THE OFFER.

WE BELIEVE THAT A VOTE “FOR” THE CHOICE NOMINEES WILL SEND A CLEAR MESSAGE TO THE WYNDHAM BOARD THAT IT SHOULD GIVE PROPER CONSIDERATION TO OUR PROPOSAL AND MAY FACILITATE NEGOTIATIONS BETWEEN CHOICE AND WYNDHAM WITH RESPECT TO A BUSINESS COMBINATION.

YOUR VOTE IS IMPORTANT.

•	WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING,

•	NO MATTER HOW MANY OR HOW FEW SHARES OF WYNDHAM COMMON STOCK YOU OWN, AND

•	EVEN IF YOU SELL SUCH SHARES AFTER THE RECORD DATE,

WE URGE YOU TO MAKE YOUR VIEWS CLEAR TO THE WYNDHAM BOARD BY VOTING YOUR BLUE PROXY CARD “FOR” THE CHOICE NOMINEES TODAY.

Choice and Wyndham will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which universal proxy card will include the names of all nominees for election to the Wyndham Board. As a result, there is no need to use Wyndham’s white proxy card or white voting instruction form, regardless of how you wish to vote, because your BLUE universal proxy card or BLUE voting instruction form can be used to vote for any combination (up to eight total) of the Choice Nominees and the Wyndham nominees.

Do not vote any proxy card you may receive from Wyndham. If you have already voted Wyndham’s white proxy card, you have every right to change your vote by voting your BLUE universal proxy card as of a later date, including by telephone or via the Internet. Only your latest dated proxy will count.

Choice has retained MacKenzie Partners, Inc. to assist Choice in communicating with Wyndham stockholders in connection with the proxy solicitation for the Wyndham 2024 annual meeting of stockholders and to assist in Choice’s efforts to obtain proxies therefor. If you have any questions concerning the Choice proxy statement or require any assistance in voting your BLUE universal proxy card, please contact our proxy solicitor:

1407 Broadway, 27th Floor

New York, New York 10018

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

Email: proxy@mackenziepartners.com

v

REASONS TO VOTE FOR THE CHOICE NOMINEES AND BYLAWS PROPOSAL

Over the past twelve months, Choice has submitted four proposals to the Wyndham Board to acquire all of the outstanding shares of Wyndham common stock, which we refer to as the Proposed Combination. The Wyndham Board rejected each proposal and refused to engage in meaningful discussions with Choice. In response, Choice acquired in excess of $110 million of Wyndham common stock and filed the notification required for the consummation of the Proposed Combination by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, with the U.S. Federal Trade Commission, which we refer to as the FTC. Choice also commenced an offer to exchange all shares of outstanding Wyndham common stock for a price per share consisting of $49.50 in cash and 0.324 shares of Choice common stock, par value $0.01 per share, which we refer to as Choice common stock, upon the terms and subject to the conditions set forth in the Offer to Exchange, dated December 12, 2023, and in the related Letter of Election and Transmittal, which, together with any amendments and supplements thereto, collectively constitute the Offer. See the section of this proxy statement titled “About the Offer” for a further discussion of the Offer and the section of this proxy statement titled “Background of the Offer and this Solicitation” for a further discussion of Choice’s pursuit of the Proposed Combination.

Choice is nominating the Choice Nominees, submitting the Bylaws Proposal and sending you this proxy statement and enclosed BLUE universal proxy card to give you a direct voice with respect to how the Wyndham Board has dealt with Choice with respect to the Proposed Combination. We therefore urge Wyndham stockholders to vote “FOR” the Choice Nominees and “FOR” the Bylaws Proposal.

Choice Nominees

Choice urges all Wyndham stockholders to vote “FOR” the election of the Choice Nominees.

Choice is seeking your support for the election of the Choice Nominees to the Wyndham Board because we believe that Wyndham stockholders would be better served by the Choice Nominees than by the current directors of Wyndham, who have refused to engage in meaningful discussions with Choice on what we believe is a strategically and financially compelling value-creation opportunity for Wyndham stockholders.

None of the Choice Nominees is employed by or otherwise affiliated with Choice or Wyndham or any of their respective subsidiaries, except by virtue of this campaign.

Each Choice Nominee is highly qualified to serve as a director on the Wyndham Board, and Choice believes that each Choice Nominee is independent within the meaning of the listing standards of the New York Stock Exchange, which we refer to as NYSE, and the independence standards set forth in the Wyndham Corporate Governance Guidelines and the Wyndham Director Independence Criteria, each of which is available on Wyndham’s website at https://investor.wyndhamhotels.com/corporate-governance/governance-documents, as well as the heightened independence standards required for audit committee members under the SEC standards and the heightened independence standards required for compensation committee members under the listing standards of NYSE and the SEC standards.

Each Choice Nominee has specifically acknowledged that there is not, and cannot be, any agreement between such Choice Nominee and Choice regarding the decisions such Choice Nominee will make if elected as a director of Wyndham. Each Choice Nominee also understands that if elected as a director of Wyndham, they will owe fiduciary duties only to the Wyndham stockholders and will have no duties to Choice or the stockholders of Choice. Accordingly, Choice expects that each Choice Nominee, if elected as a director of Wyndham, will exercise their independent judgment in all matters before the Wyndham Board in accordance with their fiduciary duties to Wyndham and Wyndham stockholders and applicable law, including with respect to the Proposed Combination or any other transaction.

Choice’s preference was to avoid a proxy contest and the Offer. To that end, Choice tried numerous times over the past twelve months to engage in a constructive dialogue with Wyndham regarding the Proposed Combination. Choice has been consistently disappointed at the refusal of Wyndham to meaningfully engage with Choice with respect to the Proposed Combination.

Choice believes that votes “FOR” the election of the Choice Nominees will establish a Wyndham Board that will act in the best interest of Wyndham stockholders and will send a clear message to the Wyndham Board that Wyndham stockholders want the Wyndham Board to:

•	focus on creating stockholder value;

•	objectively evaluate the Proposed Combination; and

•	enter into meaningful, good-faith discussions with Choice regarding the Proposed Combination.

WE URGE ALL WYNDHAM STOCKHOLDERS TO SUPPORT US IN THIS EFFORT BY VOTING A BLUE UNIVERSAL PROXY CARD “FOR” THE CHOICE NOMINEES.

Bylaws Proposal

Choice urges all Wyndham stockholders to vote “FOR” the Bylaws Proposal.

Choice is seeking your support for the Bylaws Proposal to prevent the incumbent directors of Wyndham from undermining Wyndham’s corporate governance regime at the expense of the Wyndham stockholders by amending the Bylaws adopted as of January 4, 2023 (the most-recent publicly-disclosed Bylaws) up to and including the date on which this proposal is approved by the Wyndham stockholders, whether in an attempt to impede the nomination or potential election of the Choice Nominees or otherwise.

Choice is not currently aware of any specific Bylaws provision that would be repealed by the adoption of the Bylaws Proposal, but we believe that it is in the best interests of Wyndham and the Wyndham stockholders that the Bylaws not be further amended by the Wyndham Board at or in advance of the Annual Meeting without the approval of Wyndham stockholders.

We believe that votes “FOR” the Bylaws Proposal will help protect Wyndham stockholders from an attempt by the Wyndham Board to entrench itself by amending the Bylaws at or in advance of the Annual Meeting.

WE URGE ALL WYNDHAM STOCKHOLDERS TO SUPPORT US IN THIS EFFORT BY VOTING A BLUE UNIVERSAL PROXY CARD “FOR” THE BYLAWS PROPOSAL.

BACKGROUND OF THE OFFER AND THIS SOLICITATION

In April 2023, following years of informal and intermittent conversations regarding a potential transaction between Choice and Wyndham, Stewart W. Bainum, Jr., Chair of the Choice board of directors, contacted Stephen P. Holmes, Chair of the Wyndham Board, to discuss a proposal to combine the two companies. In light of the parties’ prior conversations about a potential transaction, Mr. Holmes said that he would expect the proposal would represent a control premium, and, if it did not, that there were likely to be issues relating to management and governance. Mr. Bainum told Mr. Holmes that a formal proposal would be forthcoming.

Shortly following this conversation, on April 28, 2023, Choice submitted an offer letter to the Wyndham Board, proposing to acquire all of the outstanding shares of Wyndham common stock for $80 per share, comprised of 40% cash and 60% Choice common stock, which, at the time, represented a 19% premium over Wyndham’s 30-day average share price as of the close of trading on the prior day, which we refer to as the First Proposal. Later that day, Mr. Holmes communicated to Moelis & Company LLC, which we refer to as Moelis, one of Choice’s financial advisors, that the First Proposal was “uninspiring” and “not a good start.”

On May 9, 2023, Wyndham rejected the First Proposal, notifying Choice that it was not interested in engaging in further discussions with Choice.

On May 10, 2023, a representative of Moelis spoke to Mr. Holmes. Mr. Holmes noted that he viewed the price as insufficient, that he would prefer more cash, that the lack of governance rights was inconsistent with the consideration mix and that he was not authorized to negotiate a potential transaction with Choice.

On May 15, 2023, Choice delivered a second written proposal to Wyndham, which we referred to as the Second Proposal, which addressed the concerns raised by Mr. Holmes. Choice increased its offer to a price per share of $85, comprised of 55% cash and 45% Choice common stock, which, at the time, represented a 31% premium over Wyndham’s 30-day average share price as of May 12, 2023. The Second Proposal also offered Wyndham stockholders participation in the combined company’s governance, offering Wyndham the opportunity to designate two independent members of the board of directors of the combined company. The Second Proposal expressed that if Wyndham would engage in discussions, the parties might be able to identify additional synergies and drivers of value that would allow Choice to increase the value of its offer with the goal of reaching a negotiated agreement and consummating a transaction producing substantial value for the stockholders of both companies.

On May 23, 2023, which we refer to as the Unaffected Date, the Wall Street Journal published an article disclosing rumors regarding the companies’ discussions to date. At the time, neither company confirmed that Choice had made multiple private proposals to Wyndham.

On May 29, 2023, Wyndham rejected the Second Proposal, asserting that the Second Proposal still undervalued Wyndham, presented Wyndham stockholders with uncertain value given the stock consideration and the potential negative impacts of the resulting leverage of the combined company.

On June 1, 2023, Choice replied by letter to Wyndham, refuting each of Wyndham’s assertions. Choice responded that: (i) the consideration offered by the Second Proposal represented a 29% premium to Wyndham’s closing stock on the date before the Unaffected Date, a 27% premium over Wyndham’s 60-day average stock price as of the Unaffected Date and a 21% premium to Wyndham’s 52-week average stock price, as well as a 14.7x last twelve months adjusted earnings before interest, taxes, depreciation and amortization, which we refer to as Adjusted EBITDA, as of March 31, 2023 and 14.2x 2023E EBITDA; (ii) since the completion of the spin-off of Wyndham in 2018, Choice’s stock had traded at a

3.5x higher enterprise value over consensus analysts’ research Adjusted EBITDA for the next twelve months, starting from the quarter following the referenced date multiple to Wyndham’s over that period; (iii) as compared to Wyndham’s projected 2.9% compound annual growth rate between January 1, 2023 and December 31, 2024, Choice is instead projected to grow at 7.5% during such time (each such growth rate based on analyst consensus projections, which exclude the full reflection of the value derived from the successful August 2022 acquisition of Radisson Hospitality, Inc.); and (iv) Choice had, and still has, one of the strongest balance sheets in the industry and expects to be able to rapidly de-lever following the Proposed Combination. Choice restated that its evaluation of Wyndham’s financials was limited to public records and strongly encouraged the Wyndham Board to engage in a dialogue and clarify any misconceptions, possibly leading to even more value for Wyndham stockholders.

On June 2, 2023, Mr. Holmes informed Moelis that he was out of the country at sea and would be back in the U.S. on June 14 or 15. On June 14, 2023, Mr. Bainum spoke with Mr. Holmes who again expressed concerns regarding the mix of consideration and value. Mr. Holmes told Mr. Bainum that he was not willing to meet to discuss the latest proposal unless Choice signed a non-disclosure agreement, which we refer to as an NDA. Mr. Bainum told Mr. Holmes that Choice was not willing to do so unless there was a meeting of the minds on a value range. Mr. Holmes expressed continued reluctance and told Mr. Bainum that Deutsche Bank Securities, Inc., which we refer to as Deutsche Bank, was acting as Wyndham’s financial advisor and suggested that Moelis and Deutsche Bank speak directly.

Later that day, representatives of Moelis and Deutsche Bank spoke, and Deutsche Bank noted that Wyndham’s counsel, Kirkland & Ellis LLP, which we refer to as K&E, would be delivering a draft of the NDA to Choice’s legal counsel, Willkie Farr & Gallagher LLP, which we refer to as Willkie, and that Wyndham was unwilling to have any discussions whatsoever, including by financial advisors, unless and until the NDA was executed. Moelis responded that Choice would likely be unwilling to sign an NDA with an extended standstill that would restrict its strategic options to pursue the Proposed Combination, unless Wyndham acknowledged a willingness to transact and discuss relative valuation.

Later that day, Willkie received a draft of a three-year NDA, which included an 18-month mutual standstill provision, which we refer to as the Standstill Provision, generally preventing either party from acquiring any common stock of the other party (including arranging any financing with respect thereto), launching a proxy contest, announcing any intentions concerning the Proposed Combination and/or proposing any matters relating to the Proposed Combination be voted on by either party’s stockholders, among other restrictions, during the 18-month standstill period.

On June 15, 2023, representatives of K&E and Willkie discussed the proposed terms of the NDA. K&E relayed that the Second Proposal’s terms were not yet within a negotiable range, but also that, even though almost seven weeks had passed since it received the First Proposal, Wyndham did not have a fully formed view concerning its own, or Choice’s, market value. Given this explanation, Choice declined to enter into an NDA containing an extended Standstill Provision, as it believed Wyndham was not prepared to seriously consider the Proposed Combination or enter into good faith discussions concerning the transaction. During this call, K&E acknowledged and agreed with Willkie, contrary to the position taken by Deutsche Bank the previous day, that Choice and Wyndham could engage in discussions regarding a Proposed Combination without an NDA in place, so long as no confidential information was disclosed to the other party.

On June 22, 2023, Mr. Bainum, Mr. Holmes and the respective Chief Executive Officers of Choice, Patrick Pacious, and Wyndham, Geoffrey Ballotti, met in person to discuss the Second Proposal and the strategic rationale of the Proposed Combination. During this meeting, Choice indicated that it would also be willing to offer Wyndham stockholders the ability to elect their form of consideration, subject to a customary proration mechanism. Mr. Holmes expressed that Wyndham could likely agree to a transaction with some stock consideration but that Choice would need to offer significantly more cash in order to transact.

On June 28, 2023, Mr. Holmes called Mr. Bainum to tell him that Choice’s proposed price was still too low but did not indicate what price would be acceptable. Mr. Holmes also noted a preference for a higher percentage of cash consideration and a higher headline valuation, expressed his belief that the Choice common stock was overvalued and Wyndham common stock was undervalued at the time and cautioned against making the offer public. During these discussions, Mr. Holmes also expressed concerns about post-transaction liquidity for himself and other Wyndham stockholders.

On June 30, 2023, Mr. Bainum and Mr. Holmes had another call, during which Mr. Holmes stated that the Wyndham Board acknowledged the logic of the transaction but would not support the Proposed Combination if Choice did not increase the cash component of the offer. Mr. Bainum and Mr. Holmes agreed to speak again shortly.

On July 11, 2023, Choice issued a business update in which it reaffirmed its 2023 guidance and provided 2024 guidance of Adjusted EBITDA growth of greater than 10%. On the same day, Mr. Bainum and Mr. Holmes spoke again to discuss how the election mechanism Choice offered could result in more cash for Wyndham stockholders who desired cash relative to Choice common stock. For the first time, Mr. Holmes also raised a concern about potential regulatory issues relating to the Proposed Combination, including the potential for a prolonged approval process. Mr. Holmes again acknowledged the industrial logic of the Proposed Combination.

On July 14, 2023, Moelis and Deutsche Bank had a call to discuss historical data on various transactions involving potential cash and stock election mechanisms.

On August 14, 2023, Mr. Bainum and Mr. Holmes spoke again regarding the strategic rationale for the Proposed Combination. Mr. Bainum told Mr. Holmes he would like to meet to discuss the possibility of Choice increasing its offer to $90 per share.

On August 17, 2023, Mr. Bainum and Mr. Holmes met personally to discuss the Proposed Combination. Mr. Holmes requested that Choice send a proposal reflecting $90 per share in writing and asked for clarification regarding the proposed mix of cash and stock consideration. Mr. Bainum and Mr. Holmes discussed the threats the two companies faced from larger competitors and the strategic benefits of a Proposed Combination. Mr. Holmes again noted concerns with respect to the timing of regulatory approvals, which Wyndham viewed as an impediment to a transaction, regardless of valuation. Mr. Bainum expressed Choice’s confidence that regulatory approvals would be obtained and suggested that the companies’ respective counsels discuss regulatory and other matters. The following day, Willkie and K&E held a call to discuss the terms of the NDA, including the Standstill Provision, and certain regulatory aspects of the Proposed Combination.

Over the next two weeks, Choice had calls with numerous potential financing sources that confirmed their willingness to provide the debt financing that would be required in connection with the Proposed Combination.

On August 21, 2023, Mr. Bainum and Mr. Holmes spoke again. Mr. Holmes reiterated that, given Wyndham’s perception of the potential for a lengthy regulatory process, Wyndham would not transact even at a much higher valuation. Mr. Bainum expressed his disappointment and let Mr. Holmes know that Choice planned to send a revised offer to Wyndham reflecting $90 per share.

Choice subsequently submitted a third written offer to the Wyndham Board, increasing the proposed purchase price a second time to $90 per share, comprised of 55% cash and 45% Choice common stock, which we refer to as the Third Proposal. The Third Proposal also included a cash or stock election mechanism, which would provide Wyndham stockholders with the ability to choose either cash, stock, or a combination of both, subject to a customary proration mechanism, and maintained the earlier proposal for Wyndham stockholders to participate in the governance of the combined company.

Mr. Holmes responded by email to the Third Proposal on August 22, 2023, expressing concerns about: (i) the offer value relative to Wyndham’s future growth potential; (ii) the value of Choice’s stock; and (iii) the business and execution risk facing the Proposed Combination. However, Mr. Holmes did not raise leverage as a continuing concern at this time. Mr. Holmes concluded by stating his desire to end any correspondence regarding the Proposed Combination, a position he reversed the following day and made several claims regarding his recent discussions with Mr. Bainum. Mr. Bainum responded by email, reiterating Choice’s full commitment to pursuing the Proposed Combination and also refuting various claims made by Mr. Holmes. Mr. Bainum noted that Choice had been unwilling to agree to an extended Standstill Provision as a result of Wyndham’s refusal to engage in meaningful or substantive discussions regarding price and indicated that Choice would be willing to sign an NDA with a standstill provision so that the parties could pursue confirmatory due diligence, if Wyndham were willing to engage in a constructive dialogue on price and other key terms of a transaction.

Both companies’ advisors continued to engage with one another, with discussions occurring over the course of that week. The discussions included a high-level evaluation of regulatory matters and the value of the proposed consideration. On August 24, 2023, representatives of Willkie and K&E had a call during which K&E noted that the Wyndham Board had three primary concerns: (i) absolute value, and noted, notwithstanding Choice’s initial proposal almost four months earlier, that Wyndham still did not have a fully formed view on its own value, (ii) the value of Choice’s stock and (iii) regulatory considerations. During a subsequent call on August 29, 2023, Willkie’s and K&E’s antitrust specialists discussed the potential antitrust considerations relating to the Proposed Combination, with timing and strategy as focal points. On this call, Wyndham’s counsel acknowledged and agreed with Choice’s counsel that the Proposed Combination has pro-competitive justifications.

On August 29, 2023, Mr. Holmes emailed Mr. Bainum to suggest the two coordinate a discussion with their financial advisors present.

On August 30, 2023, Mr. Bainum, Mr. Holmes and representatives from Moelis and Deutsche Bank engaged in further high-level discussions regarding the regulatory approval process and value of the proposed consideration. On this call, Mr. Holmes and his advisors again acknowledged the strategic rationale of the Proposed Combination. Mr. Holmes also expressed their concerns that the regulatory approval process could be extended and that, if they were to transact, they would require a six-month drop-dead date and a reverse termination fee representing 10% of Wyndham’s enterprise value based on the most recent Choice offer (approximately $1 billion), payable if Choice was unable to obtain all requisite regulatory approvals within six months. Choice was advised by its financial and legal advisors that Wyndham’s proposal was well outside of market norms.

On September 5, 2023, Choice, Wyndham and their respective financial advisors participated in another call, discussing the regulatory approval process and the value and cash/stock mix of the proposed consideration. During this call, Wyndham again acknowledged the industrial logic of the Proposed Combination and that the purchase price was in a negotiable range but reiterated its concern with the value of Choice’s stock. To allow Wyndham another opportunity to evaluate its purported concerns with the value of Choice’s stock, Choice proposed a one-way, short-term non-disclosure agreement, with no standstill provisions, to facilitate Wyndham’s access to certain confidential information about Choice’s business and the value of Choice’s stock, which we refer to as the Short-Term NDA, and invited Wyndham to prepare a list of due diligence inquiries regarding Choice. Wyndham expressed a commitment to understanding Choice’s views on the value of Choice’s stock and acknowledged that Wyndham having an opportunity to diligence Choice under the Short-Term NDA was a good solution. Subsequently, Willkie sent a draft of the Short-Term NDA to K&E.

On September 6, 2023, Moelis and Deutsche Bank engaged in further discussions, during which Deutsche Bank confirmed that Wyndham was willing to consider a transaction but that regulatory concerns represented a fundamental threshold issue that needed to be addressed. Moelis indicated that, while Choice had a different perspective on the regulatory timeframe, Choice was willing to agree to allocate risk in a way that would assuage Wyndham’s concerns.

During the course of the next week, Willkie and K&E had numerous calls and further discussed the due diligence request list and the Short-Term NDA. During this time, K&E stressed that regulatory risk allocation was a threshold issue for Wyndham and that Mr. Holmes would not take the current proposal to the Wyndham Board unless and until their regulatory concerns were fully addressed.

On September 12, 2023, K&E provided Willkie with an initial request list of due diligence items. During that week, Moelis and Deutsche Bank had two separate calls discussing such initial request list to address certain changes Wyndham requested. However, despite broad alignment on the requests and the strategy for engagement and Choice’s willingness to provide its confidential business information (including three years of projections and other detailed financial metrics), Wyndham abruptly refused to engage further on the Short-Term NDA, and therefore, relinquished another opportunity to diligence Choice’s business and evaluate its stated concerns by gaining access to Choice’s non-public information.

During the week of September 18, 2023, Willkie and K&E had multiple calls to discuss certain regulatory matters and related considerations; in addition, Willkie continued to ask if Wyndham intended to enter into the short-term NDA. During a call on September 26, 2023, the parties discussed antitrust risk allocation, and K&E noted, without substantiation, that Wyndham had significant antitrust concerns notwithstanding the pro-competitive aspects of the Proposed Combination. Neither Wyndham nor its representatives ever provided comments to, or feedback on, the Short-Term NDA.

On September 26, 2023, representatives of Moelis and Deutsche Bank spoke and acknowledged that the parties had not made substantial progress, and Moelis expressed that Choice believed that Wyndham had no intention of meaningfully engaging regarding the Proposed Combination given that Wyndham was declining Choice’s offer of a one-way opportunity to diligence its confidential information in the face of Wyndham’s concerns regarding the value of Choice’s stock. Moelis explained to Deutsche Bank that, as a result of such continued refusals, Wyndham was leaving Choice with very few alternatives to advance the Proposed Combination and achieve the attendant stockholder benefits.

On September 27, 2023, Mr. Bainum and Mr. Holmes, along with their financial advisors, held a call. During this call, Choice offered to engage on risk allocation relating to regulatory matters, including two separate offers from Choice and its representatives to discuss mechanisms to enhance certainty and to alleviate Wyndham’s concerns on risk allocation and timing of closing, including a potential above-market reverse termination fee and a possible ticking fee. However, despite these demonstrated efforts to address Wyndham’s demands and progress toward an agreement, Wyndham made clear to Choice and its advisors that it was unwilling to proceed with further discussions regarding the Proposed Combination. Mr. Bainum reiterated that Choice was fully committed to the transaction as it believed the companies’ stockholders would see the long-term value of the Proposed Combination despite any perceived regulatory risk and that Choice was aware of all of its options to pursue a transaction. Mr. Holmes responded that Wyndham was prepared for any possibility.

On October 17, 2023, in response to Wyndham’s decision to cease discussions following months of intermittent engagement despite Choice’s many efforts to address Wyndham’s stated concerns, Choice issued a press release, which we refer to as the First Public Offer, and filed certain communications with the SEC, including a presentation to investors published to its company website, to provide the public with information about the Proposed Combination and the good-faith proposals offered to Wyndham with respect thereto and to urge the Wyndham Board to engage in a negotiated transaction. The First Public Offer highlighted the information Choice and its advisors had been attempting to stress to Wyndham privately to date, namely the industrial logic of the Proposed Combination and the value both companies’ stockholders and other constituents could realize in the event these two strong companies were to combine.

Later that day, Wyndham issued a press release formally rejecting the Third Proposal and reiterating its refusal to engage in further discussion regarding the Proposed Combination.

In an effort to facilitate further engagement, Choice issued a second press release on October 25, 2023, calling upon the Wyndham Board to engage meaningfully and progress towards a negotiated transaction. In addition, on or about October 25, 2023, Choice determined to engage Goldman Sachs & Co. LLC, which we refer to as GS, as an additional financial advisor in connection with the Proposed Combination.

On October 26, 2023, Wyndham hosted its quarterly earnings call for the period ended September 30, 2023, and released an investor presentation reaffirming and expanding upon Wyndham’s rationale for rejecting Choice’s offers to date. Wyndham discussed: (i) the potentially uncertain regulatory timeline and limited downside protections for Wyndham stockholders thus far proposed by Choice, (ii) the uncertain value of shares of Choice common stock and (iii) Wyndham’s standalone prospects as well as the high pro forma leverage of the combined company. Mr. Holmes further confirmed on this call that Wyndham had previously sought to acquire Choice, reaffirming the industrial logic of a potential combination of the two companies.

On November 7, 2023, Choice hosted its quarterly earnings call for the period ended September 30, 2023, and released an investor presentation to discuss its third-quarter results and the Proposed Combination. Choice emphasized the merits of the Proposed Combination and expressed its continued desire to engage with Wyndham and pursue the Proposed Combination. Scott E. Oaksmith, Choice’s Chief Financial Officer, also confirmed on this call that Choice had purchased shares of Wyndham common stock.

On November 13, 2023, Choice began purchasing additional shares of Wyndham common stock on the open market. As of the date hereof, Choice owns 1,447,264 shares of Wyndham common stock.

On November 14, 2023, representatives of Moelis called Deutsche Bank to inform them Choice would be sending an enhanced proposal to the Wyndham Board with the goal of addressing the regulatory concerns regarding the Proposed Combination and to propose that the parties enter into a mutual non-disclosure agreement. During the call between Moelis and Deutsche Bank, a representative from Deutsche Bank acknowledged that (i) Wyndham had been tracking the trading prices of Choice’s stock, which appeared to be undervalued due to technical factors and, relatedly, (ii) a fair explanation for the rise in Wyndham’s share price since the First Public Offer was because of the market’s support of the Proposed Combination. Later that night, Choice submitted its fourth offer letter to Wyndham, which we refer to as the Fourth Proposal, reaffirming the Third Proposal’s purchase price, and proposing, among other things: (a) a $435 million reverse termination fee (representing approximately 6% of the total equity purchase price offered, payable if the transaction did not close due to the failure to obtain the required regulatory approvals); (b) a monthly ticking fee (representing 0.5% of the total purchase price), accruing daily after the one-year anniversary of signing the definitive transaction agreement payable upon the closing of the transaction; (c) an efforts clause obligating Choice to take actions required by antitrust regulators to close the

Proposed Combination so long as such actions would not have a material adverse effect on the combined company; and (d) a limited, mutual non-disclosure agreement allowing for direct negotiations of binding agreements and confirmatory diligence between the companies, but not otherwise restricting Choice’s ability to continue preparations to pursue the Proposed Combination by other means, such as an exchange offer or proxy contest, given Wyndham’s disinclination to meaningfully engage to date. The Fourth Proposal again offered an opportunity for Wyndham to participate in the combined company’s governance in the form of two mutually acceptable independent members of the current Wyndham Board being nominated to the board of the combined company.

Following the contact with Deutsche Bank and Choice’s submission of the Fourth Proposal on November 14, 2023, Wyndham and its advisors made no attempts to engage Choice or its advisors. Instead, Wyndham released a letter publicly rejecting (and disclosing) the Fourth Proposal on November 21, 2023.

On November 16, 2023, Willkie was informed by the FTC that it had commenced a nonpublic investigation into the Proposed Combination. Following that call, Choice volunteered to meet with the FTC to explain the pro-competitive nature of the Proposed Combination. On December 5, 2023, Choice and its representatives met with representatives of the FTC to discuss the Proposed Combination and offered to provide the FTC with additional information regarding the hospitality market and its views on the merits of the Proposed Combination. On December 12, 2023, Choice filed the notification required for the consummation of the Proposed Combination by the HSR Act. On January 11, 2024, Choice received a second request from the FTC, which we refer to as the Second Request. Subsequent to receiving the Second Request, Choice has had additional meetings with, and provided information and numerous documents to, the FTC. Choice expects to continue cooperating with the FTC during the Second Request process and intends to take all actions required to obtain the requisite regulatory approvals so long as such actions would not have a material adverse effect on the combined company.

On December 1, 2023, a representative of Deutsche Bank contacted Moelis to ask for clarification on certain terms of the Fourth Proposal, which Wyndham had publicly rejected over a week earlier on November 21, 2023, without contacting Choice or its advisors to discuss the proposal.

On December 5, 2023, K&E reached out to Willkie to ask if Choice would be willing to meaningfully increase the reverse termination fee included in the Fourth Proposal. Willkie informed K&E that Choice was prepared to discuss all material terms of the Proposed Combination but was unwilling to discuss any one term individually. K&E said it would discuss with Wyndham and get back to Willkie.

On December 12, 2023, Choice filed a Registration Statement on Form S-4 and a Tender Offer Statement on Schedule TO related to the Offer.

Later that day, representatives of Wyndham reached out to representatives of Choice to discuss the reverse termination fee and other aspects of Choice’s offer. Despite the representatives from Wyndham indicating that Choice’s proposed construct for the reverse termination fee would be acceptable, Wyndham’s representatives abruptly ended those discussions, consistent with past practices.

On December 18, 2023, Wyndham filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer, in which the Wyndham Board recommended that Wyndham stockholders reject the Offer and not tender their shares of Wyndham common stock pursuant to the Offer. Subsequent to December 18, 2023, Wyndham amended its Schedule 14D-9 to, among other things, disclose conversations that occurred between the parties following the filing of the Offer and the filing of the Schedule 14D-9. Choice recommends that you review the Schedule 14D-9 and any amendments thereto.

On January 22, 2024, Choice submitted the Nomination Notice to Wyndham.

On January 26, 2024, Choice filed amendments to the Registration Statement on Form S-4 and the Tender Offer Statement on Schedule TO related to the Offer.

On February 14, 2024, Choice filed a preliminary proxy statement with the SEC for the Choice stockholders to approve the issuance of shares of Choice common stock in connection with a combination with Wyndham.

Over the Presidents’ Day weekend from February 16 - 20, 2024, each of the eight Choice Nominees met with members of the Corporate Governance Committee of the Wyndham Board. Committee Chair Myra J. Biblowit and committee member Mukul V. Deoras each attended two of the meetings, committee member Pauline D.E. Richards attended five of the meetings and committee member Ronald L. Nelson attended seven of the meetings.

On February 22, 2024, Wyndham sent Choice a letter requesting detailed additional information related to one of the Choice Nominees.

On February 26, 2024, Wyndham filed a preliminary proxy statement on Schedule 14A to solicit proxies from Wyndham stockholders in connection with the Annual Meeting. Based on Wyndham’s practice and the Bylaws, Choice expects the Annual Meeting to be held in the second calendar quarter of 2024.

On February 27, 2024, Choice filed an amendment to the Registration Statement on Form S-4 related to the Offer and this preliminary proxy statement on Schedule 14A to solicit proxies from Wyndham stockholders in connection with the Annual Meeting.

ABOUT THE OFFER

Your vote for the election of the Choice Nominees or in favor of the Bylaws Proposal does not constitute your approval of a business combination involving Choice and Wyndham, nor does it obligate you to tender your shares in the Offer.

Further, the election of the Choice Nominees to the Wyndham Board does not guarantee a potential business combination between Choice and Wyndham. Each Choice Nominee has specifically acknowledged that there is not, and cannot be, any agreement between such Choice Nominee and Choice regarding the decisions such Choice Nominee will make if elected as a director of Wyndham. Each Choice Nominee also understands that if elected as a director of Wyndham, they will owe fiduciary duties only to the Wyndham stockholders and will have no duties to Choice or the stockholders of Choice. Accordingly, Choice expects that each Choice Nominee, if elected as a director of Wyndham, will exercise their independent judgment in all matters before the Wyndham Board in accordance with their fiduciary duties to Wyndham and Wyndham stockholders and applicable law, including with respect to the Proposed Combination or any other transaction.

Notwithstanding the above, as described previously in this proxy statement, over the past twelve months, Choice has submitted four proposals to the Wyndham Board regarding the Proposed Combination. The Wyndham Board rejected each proposal and refused to engage in meaningful discussions with Choice. In response, Choice acquired in excess of $110 million of Wyndham common stock and filed the notification required for the consummation of the Proposed Combination by the HSR Act with the FTC. Choice also commenced an offer to exchange all outstanding Wyndham common stock for a price per share consisting of $49.50 in cash and 0.324 shares of Choice common stock, upon the terms and subject to the conditions set forth in the Offer.

The Offer is subject to a number of conditions, some of which may be influenced by actions of the Wyndham Board, including the following:

•

there shall have been validly tendered and not properly withdrawn prior to the expiration of the Offer a number of shares of Wyndham common stock which, together with the shares of Wyndham common stock that Choice (or its controlled affiliates, including WH Acquisition Corporation, which we refer to as Purchaser because it is the wholly owned subsidiary of Choice formed to facilitate the Offer) then owns, or has a right to acquire, is a majority of the total number of outstanding shares of Wyndham common stock on a fully diluted basis as of the expiration of the Offer;

•

the Wyndham Board shall have approved the Offer under Section 203 of the Delaware General Corporation Law, or Section 203 of the Delaware General Corporation Law shall otherwise be inapplicable to the Offer; and

•

the waiting period applicable to the Offer under the HSR Act, shall have expired or been terminated, and the waiting period (or extension thereof) applicable to the Offer under any other applicable antitrust laws and regulations shall have expired or been terminated.

For a complete description of the terms of the Offer, including conditions of the Offer, the election and proration procedures of the Offer, and certain federal income tax consequences of the Offer, please see the Offer to Exchange and related Letter of Election and Transmittal included with the Registration Statement on Form S-4 (Registration Number 333-275998) filed with the SEC on December 12, 2023, and as amended by Amendment No. 1, filed with the SEC on January 26, 2024, and Amendment No. 2, filed with the SEC on February 27, 2024. WYNDHAM STOCKHOLDERS ARE URGED TO READ

THE FORM S-4, OFFER TO EXCHANGE, LETTER OF ELECTION AND TRANSMITTAL AND OTHER RELATED OFFER DOCUMENTS EACH FILED BY CHOICE WITH THE SEC AND OTHER DOCUMENTS FILED WITH THE SEC INCLUDING ANY AMENDMENTS TO PREVIOUSLY FILED DOCUMENTS CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Wyndham stockholders can obtain free copies of these documents and other documents filed with the SEC by Choice through the website maintained by the SEC at www.sec.gov, and by visiting Choice’s investor relations site at www.investor.choicehotels.com.

PROPOSAL 1 — ELECTION OF DIRECTORS

According to the Wyndham proxy statement, as of the date of the Wyndham proxy statement, eight directors are to be elected to the Wyndham Board at the Annual Meeting. Choice urges all Wyndham stockholders to vote “FOR” the election of the Choice Nominees.

Choice is seeking your support for the election of the Choice Nominees to the Wyndham Board because we believe that Wyndham stockholders would be better served by the Choice Nominees than by the current directors of Wyndham who have refused to engage in meaningful discussions with Choice on what we believe is a strategically and financially compelling value-creation opportunity for Wyndham stockholders.

If elected, each Choice Nominee would initially serve on the Wyndham Board for a term expiring at the 2025 annual meeting of Wyndham stockholders, with such Choice Nominee to serve until their successor is elected and qualified or until such their earlier resignation, retirement, disqualification, death or removal.

None of the Choice Nominees is employed by or otherwise affiliated with Choice or Wyndham or any of their respective subsidiaries, except by virtue of this campaign.

Choice believes that each Choice Nominee is independent within the meaning of the listing standards of NYSE, and the independence standards set forth in the Wyndham Corporate Governance Guidelines and the Wyndham Director Independence Criteria, each of which is available on Wyndham’s website at https://investor.wyndhamhotels.com/corporate-governance/governance-documents, as well as the heightened independence standards required for audit committee members under the SEC standards and the heightened independence standards required for compensation committee members under the listing standards of the NYSE and the SEC standards.

Each Choice Nominee has specifically acknowledged that there is not, and cannot be, any agreement between such Choice Nominee and Choice regarding the decisions such Choice Nominee will make if elected as a director of Wyndham. Each Choice Nominee also understands that if elected as a director of Wyndham, they will owe fiduciary duties only to the Wyndham stockholders and will have no duties to Choice or the stockholders of Choice. Accordingly, Choice expects that each Choice Nominee, if elected as a director of Wyndham, will exercise their independent judgment in all matters before the Wyndham Board in accordance with their fiduciary duties to Wyndham and Wyndham stockholders and applicable law, including with respect to the Proposed Combination or any other transaction.

In addition, in compliance with the requirements of the Bylaws, each Choice Nominee signed and delivered to Wyndham a written representation and agreement that such Choice Nominee (i) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such Choice Nominee, if elected as a director of Wyndham, will act or vote on any issue or question, which we refer to as a Voting Commitment, that has not been disclosed to Wyndham or (y) any Voting Commitment that could limit or interfere with such Choice Nominee’s ability to comply, if elected as a director of Wyndham, with such Choice Nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Wyndham with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to Wyndham; (iii) in such Choice Nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Wyndham, and will comply with all applicable rules of the exchanges upon which the securities of Wyndham are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Wyndham; and (iv) in such Choice Nominee’s individual capacity and on behalf of Choice, intends to serve a full term if elected as a director of Wyndham.

Choice considered the business experience, qualifications, attributes and skills of each Choice Nominee detailed below in concluding that each Choice Nominee is highly qualified to serve as a director on the Wyndham Board.

Choice is nominating the Choice Nominees, submitting the Bylaws Proposal and sending you this proxy statement and enclosed BLUE universal proxy card to give you a direct voice with respect to how the Wyndham Board has dealt with Choice with respect to the Proposed Combination. Choice believes that votes FOR the election of the Choice Nominees will establish a Wyndham Board that will act in the best interests of Wyndham stockholders and will send a clear message to the Wyndham Board to meaningfully engage with Choice regarding the Proposed Combination.

Choice intends to vote all of its shares of Wyndham common stock ([•]% of the shares of Wyndham common stock outstanding as of the Record Date) “FOR” the Choice Nominees (or the Alternate Choice Nominees, as applicable).

YOUR VOTE FOR THE ELECTION OF THE CHOICE NOMINEES DOES NOT CONSTITUTE YOUR APPROVAL OF A BUSINESS COMBINATION INVOLVING CHOICE AND WYNDHAM, NOR DOES IT OBLIGATE YOU TO TENDER YOUR SHARES IN THE OFFER.

WE URGE YOU TO VOTE YOUR BLUE UNIVERSAL PROXY CARD “FOR” THE ELECTION OF THE CHOICE NOMINEES TODAY.

Information Regarding the Choice Nominees

Set forth below is biographical information related to each Choice Nominee, including name, age, business address, principal occupation and employment and public company directorships held during the past five years, as well as a description of the business experience, qualifications, attributes and skills that led Choice to the conclusion that such Choice Nominee would be a valuable addition to the Wyndham Board. See the section of this proxy statement titled “Information Regarding the Participants” for additional information about the Choice Nominees.

BARBARA BENNETT Age: 64 Business Address: 1521 2nd Avenue #1803 Seattle, WA 98101

KEY SKILL SETS:

Ms. Bennett’s substantial experience in the areas of governmental matters, executive leadership, corporate finance and corporate governance would make her a valuable addition to the Wyndham Board.

EMPLOYMENT EXPERIENCE:

2020 - present  Founder and Principal Executive, Bennett West LLC (a business consulting firm), which includes experience serving in the capacity of Chief Operating Officer for Waverly Street Foundation (a nonprofit supporting community climate solutions) from October 2020 through June 2023

2014 - 2017 President and Chief Operating Officer, Vulcan Inc. (a diversified management company founded by the late Paul Allen)

2013 - 2014   Executive Vice President and Chief Financial Officer, Digital First Media (a U.S.-based newspaper publisher)

2009 - 2013   Chief Financial Officer, U.S. Environmental Protection Agency

1990 - 2007   Executive roles including Chief Financial Officer, Discovery Communications, Inc. (a media company)

PRIVATE COMPANY AND NON-PROFIT DIRECTORSHIPS:

•  Transforming Age (2022 - present)

•  3Red8 (2021 - present)

•  Cascade Public Media (2017 - present)

•  West Monroe Partners (2018 - 2021)

•  The Allen Institute (2014 - 2017)

FIONA DIAS Age: 58 Business Address: 1731 Palm Lane Nokomis, FL 34275

KEY SKILL SETS:

Ms. Dias’s substantial experience in the areas of hospitality/travel, executive leadership and corporate governance would make her a valuable addition to the Wyndham Board. She also brings significant public company governance experience as a result of her service as a member of the boards of directors of many public companies.

EMPLOYMENT EXPERIENCE:

2015 - present  Digital Commerce Consultant, including at Ryan Retail Consulting, LLC and as a sole proprietor

2011 - 2014   Chief Strategy Officer, ShopRunner (an online shopping service)

2007 - 2011   Executive Vice President of Strategy & Marketing, GSI Commerce, Inc. (a provider of digital commerce solutions)

Prior to 2007  Executive Vice President and Chief Marketing Officer, Circuit City Stores, Inc. and senior marketing positions at PepsiCo, Inc., Pennzoil-Quaker State, Procter & Gamble Company and Merrill Lynch & Co.

PUBLIC COMPANY DIRECTORSHIPS:

•  Qurate Retail, Inc. (2017 - present)

•  Audit and Nominating & Governance Committees

•  Anywhere Real Estate, Inc. (2013 - present)

•  Compensation and Product & Technology Committees

•  Berkshire Grey Inc. (2021 - 2023)

•  Nominating & Governance Committee (Chair) and Audit Committee

•  Advance Auto Parts Inc. (2009 - 2019)

•  Compensation, Finance, and Nominating & Governance Committees

•  Home Shopping Network, Inc. (2016 - 2017)

•  Compensation Committee

•  Choice Hotels International, Inc. (2004 - 2012)

•  Diversity Committee (Chair), Compensation and Nominating & Governance Committees

WILLIAM GROUNDS Age: 68 Business Address: PO Box 14803 Las Vegas, NV 89114

KEY SKILL SETS:

Mr. Grounds’ substantial experience in the areas of hospitality/real estate, executive leadership and corporate finance would make him a valuable addition to the Wyndham Board.

EMPLOYMENT EXPERIENCE:

2022 - present  Principal, Burraneer Capital Advisors LLC (an advisory business)

2008 - 2021   President and Chief Operating Officer, Infinity World Development Corp. (principal business was a $5 billion investment in the CityCenter mixed use integrated resort property located in Las Vegas, Nevada)

2002 - 2007   General Manager, Investa Property Group (a real estate investment manager)

PUBLIC COMPANY DIRECTORSHIPS:

•  PointsBet Holdings (2022 - present)

•  Consumer Portfolio Services (2021 - present)

•  Compensation and Nominating Committees

•MGM Resorts International (2013 - 2021)

•  Corporate Social Responsibility and ESG Committees

•Remark Holdings, Inc. (2013 - 2019)

•  Compensation, Audit, and Nominating & Governance Committees

NANA MENSAH Age: 71 Business Address: 71 Avenue Of Champions Nicholasville, KY 40356

KEY SKILL SETS:

Mr. Mensah’s substantial experience in the areas of franchising, hospitality, mergers and acquisitions and corporate governance would make him a valuable addition to the Wyndham Board.

EMPLOYMENT EXPERIENCE:

2005 - present  Founder, Chair and Chief Executive Officer, ‘XPORTS Inc. (a food packaging and food processing exporter)

2003 - 2004   Chief Operating Officer, Church’s Chicken (a division of AFC Enterprises, Inc.)

Prior to     2003 Senior positions, Long John Silver’s, PepsiCo and KFC

PUBLIC COMPANY DIRECTORSHIPS:

•  Darden Restaurants Inc. (2016—present)

•  Finance Committee (Chair) and Compensation Committee

•  Reynolds American Inc. (2004—2017)

•  Compensation & Leadership Development Committee (Chair) and Corporate Governance, Nominating and Sustainability Committee

JAMES NELSON Age: 74 Business Address: 650 Fifth Avenue 30th Floor New York, NY 10019

KEY SKILL SETS:

Mr. Nelson’s substantial experience in the areas of mergers and acquisitions, executive leadership, corporate finance and corporate governance would make him a valuable addition to the Wyndham Board. He also brings significant public company governance experience as a result of his service as a member of the boards of directors of many public companies.

EMPLOYMENT EXPERIENCE:

2017 - present* Chief Executive Officer, Global Net Lease, Inc. (a publicly traded real estate investment trust focused on acquiring a global portfolio of commercial properties), its advisor Global Net Lease Advisors, LLC and its property manager Global Net Lease Properties, LLC

1986 - 2009   Chair and Chief Executive Officer, Eaglescliff Corporation (a specialty investment banking, consulting and wealth management company)

*   In connection with the September 2023 merger of The Necessity Retail REIT Inc. and Global Net Lease, Mr. Nelson became Co-Chief Executive Officer and announced he will retire from Global Net Lease in April 2024.

PUBLIC COMPANY DIRECTORSHIPS:

•  Chewy, Inc. (2021 - present)

•  Audit Committee (Chair)

•  Global Net Lease, Inc. (2017 - present)

•  Xerox Holdings Corporation (2021 - 2023) (Chair)

•  Audit, Technology, and Corporate Governance Committees

•  Roman DBDR Tech Acquisition Corp. (2020 - 2021)

•  Audit Committee (Chair)

•  Herbalife Ltd. (2014 - 2021) (Lead Director)

•  Audit Committee

•  Caesars Entertainment Corporation (2019 - 2020)

•  Audit Committee

•  Icahn Enterprises G.P. Inc. (2001 - 2019)

•  Audit Committee

EMANUEL PEARLMAN Age: 63 Business Address: 350 E. 79th Street #4D New York, NY 10075

KEY SKILL SETS:

Mr. Pearlman’s substantial experience in the areas of mergers and acquisitions, corporate finance and corporate governance would make him a valuable addition to the Wyndham Board. He also brings significant public company governance experience as a result of his service as a member of the boards of directors of many public companies.

EMPLOYMENT EXPERIENCE:

2003 - present  Founder, Chair and Chief Executive Officer, Liberation Investment Group, LLC (an investment management and financial consulting firm)

PUBLIC COMPANY DIRECTORSHIPS:

•  Diebold Nixdorf, Inc. (2023 - present)

•  Finance and People & Compensation Committees

•  MidCap Financial Investment Corporation (2023 - present)

•  Audit, Compensation and Nominating and Corporate Governance Committees

•  QualTek Services, Inc. (2023 - present)

•  Network-1 Technologies, Inc. (2012 - present)

•  Audit Committee (Chair) and Nominating and Corporate Governance Committee

•  Red Box Entertainment, Inc. (March 2022 - April 2022)

•  Strategic Review Committee (Chair)

•  Atlas Crest Investment Corp. II (2021 - 2022)

•  Audit Committee (Chair) and Compensation and Nomination & Governance Committees

•  Atlas Crest Investment Corp. (2020 - 2021)

•  Audit Committee (Chair) and Compensation and Nomination & Governance Committees

•  CEVA Logistics, AG (2018 - 2019)

•  Audit and Nomination & Governance Committees

•  Empire Resorts, Inc. (2010 - 2019) (Chair)

SUSAN SCHNABEL Age: 62 Business Address: 3303 Far View Drive Austin, TX 78730

KEY SKILL SETS:

Ms. Schnabel’s substantial experience in the areas of mergers and acquisitions, executive leadership, corporate finance and corporate governance would make her a valuable addition to the Wyndham Board.

EMPLOYMENT EXPERIENCE:

2014 - present  Founder and Co-Managing Partner, aPriori Capital Partners (an independent leveraged buyout fund advisor)

2000 - 2014   Senior roles, including Managing Director of Asset Management and Co-Head of DLJ Merchant Banking Partners, Credit Suisse (a financial services company)

PUBLIC COMPANY DIRECTORSHIPS:

•  Altice USA Inc. (2021 - present)

•  Audit and Compensation Committees

•  ViewRay Inc. (2022 - 2023)

•  Versum Materials, Inc. (2016 - 2019)

•  Audit, Corporate Governance, and Nominating Committees

PRIVATE COMPANY DIRECTORSHIPS:

•  KKR Private Equity Conglomerate (2023 - present)

•  Audit Committee

•  Kayne DL 2021, Inc. (2021 - present)

•  Kayne Anderson BDC, Inc. (2020 - present)

•  Audit and Nominating Committees

•  Cornell University Board of Trustees (2019 - present)

JAY SHAH Age: 55 Business Address: Commerce Square 2001 Market St. 36th Floor Philadelphia, PA 19103

KEY SKILL SETS:

Mr. Shah’s substantial experience in the areas of franchising, hospitality/travel, executive leadership and corporate finance would make him a valuable addition to the Wyndham Board.

EMPLOYMENT EXPERIENCE:

2005 - 2022   Chief Executive Officer, Hersha Hospitality Trust aka Hersha Hotels and Resorts

PUBLIC COMPANY DIRECTORSHIPS:

•  Hersha Hospitality Trust aka Hersha Hotels and Resorts (2006 - 2023) (Executive Chair)

PRIVATE COMPANY AND NON-PROFIT DIRECTORSHIPS:

•  Hersha Hospitality Trust aka Hersha Hotels and Resorts (2023 - present) (Executive Chair)

•  HHM Hotels (2008 - present)

•  American Hotel and Lodging Association (2018 - present)

•  American Hotel & Lodging Association’s Hospitality Investment Roundtable (2018 - present)

•  Cornell University Dean’s Advisory Board for the School of Hotel Administration (2012 - present)

•  Board of Trustees of the National Constitution Center (2024 - present)

Each Choice Nominee has agreed to be named in this proxy statement, to stand for election to the Wyndham Board and to serve if elected as a director of Wyndham.

Information Regarding the Alternate Choice Nominees and Additional or Substitute Nominations

Choice has no reason to believe that any Choice Nominee will be unable to serve or for good cause will not serve as director. However, as described in this proxy statement, David Johnson and Leland Pillsbury were nominated as “alternate nominees” to the Choice Nominees to be considered for election to the Wyndham Board at the Annual Meeting in the Nomination Notice. In the event that a Choice Nominee is unable to serve or for good cause will not serve as a director, the proxies named on the enclosed BLUE universal proxy card will exercise their discretion to vote “FOR” one of the Alternate Choice Nominees.

In addition to the foregoing, and notwithstanding that Choice has no reason to believe that any Alternate Choice Nominee will be unable to serve or for good cause will not serve as a director, Choice has reserved the right to further nominate, substitute or add additional persons in the event that any of the events described in the previous sentence occurs with respect to the Alternate Choice Nominees, Wyndham makes or announces any change to the Bylaws or takes or announces any other action that purports to have (or if consummated would or would purport to have) the effect of disqualifying any Choice Nominee or any Alternate Choice Nominee or Wyndham purports to increase the number of directorships after the date hereof and prior to the Annual Meeting. In the case of any of the foregoing, Choice will give prompt written notice to Wyndham if Choice elects to nominate any such additional or substitute nominee. There can be no assurance that Wyndham will not assert that any additional or substitute nominations made pursuant to such a reservation must separately comply with any advance notification requirements provided in the Bylaws.

Notwithstanding the foregoing, Choice reserves the right to withdraw the nomination of any Choice Nominee or any Alternate Choice Nominee or any additional or substitute nominee at any time, if applicable. In any such case, Choice will give prompt notice to Wyndham of any such withdrawal and relevant information will be filed and disclosed to Wyndham stockholders.

None of the Alternate Choice Nominees are employed by or otherwise affiliated with Choice or Wyndham or any of their respective subsidiaries, except by virtue of this campaign.

Choice believes that each Alternate Choice Nominee is independent within the meaning of the listing standards of NYSE, and the independence standards set forth in the Wyndham Corporate Governance Guidelines and the Wyndham Director Independence Criteria, each of which is available on Wyndham’s website at https://investor.wyndhamhotels.com/corporate-governance/governance-documents, as well as the heightened independence standards required for audit committee members under the SEC standards and the heightened independence standards required for compensation committee members under the listing standards of the NYSE and the SEC standards.

Each Alternate Choice Nominee has specifically acknowledged that there is not, and cannot be, any agreement between such Alternate Choice Nominee and Choice regarding the decisions such Alternate Choice Nominee will make if elected as a director of Wyndham. Each Alternate Choice Nominee also understands that if elected as a director of Wyndham, they will owe fiduciary duties only to the Wyndham stockholders and will have no duties to Choice or the stockholders of Choice. Accordingly, Choice expects that each Alternate Choice Nominee, if elected as a director of Wyndham, will exercise their independent judgment in all matters before the Wyndham Board in accordance with their fiduciary duties to Wyndham and Wyndham stockholders and applicable law, including with respect to the Proposed Combination or any other transaction.

Choice considered the business experience, qualifications, attributes and skills of each Alternate Choice Nominee detailed below in concluding that each Alternate Choice Nominee is highly qualified to serve as a director on the Wyndham Board.

In addition, in compliance with the requirements of the Bylaws, each Alternate Choice Nominee signed and delivered to Wyndham a written representation and agreement that such Alternate Choice Nominee (i) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such Alternate Choice Nominee, if elected as a director of Wyndham, will act or vote on any issue or question, which we refer to as a Voting Commitment, that has not been disclosed to Wyndham or (y) any Voting Commitment that could limit or interfere with such Alternate Choice Nominee’s ability to comply, if elected as a director of Wyndham, with such Alternate Choice Nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Wyndham with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to Wyndham; (iii) in such Alternate Choice Nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Wyndham, and will comply with all applicable rules of the exchanges upon which the securities of Wyndham are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Wyndham; and (iv) in such Alternate Choice Nominee’s individual capacity and on behalf of Choice, intends to serve a full term if elected as a director of Wyndham.

Set forth below is biographical information related to each Alternate Choice Nominee, including name, age, business address, principal occupation and employment and public company directorships held during the past five years, as well as a description of the business experience, qualifications, attributes and skills that led Choice to the conclusion that such Alternate Choice Nominee would be a valuable addition to the Wyndham Board. See the section of this proxy statement titled “Information Regarding the Participants” for additional information about the Alternate Choice Nominees.

DAVID JOHNSON Age: 62 Business Address: 6850 TPC Drive Suite 120 McKinney, TX 75070

KEY SKILL SETS:

Mr. Johnson’s substantial experience in the areas of executive leadership, hospitality/travel and corporate governance would make him a valuable addition to the Wyndham Board.

EMPLOYMENT EXPERIENCE:

2021 - present Co-Founder and Managing Director, Horizon Capital Partners LLC (a land acquisition and development company)

2003 - 2021  President and Chief Executive Officer, Aimbridge Hospitality (a hotel management company)

1986 - 2003  Senior management positions, Wyndham International Inc., including President, Wyndham Hotel Corp. (a hotel company)

PUBLIC COMPANY DIRECTORSHIPS:

•  Hilton Grand Vacations (2021 - present)

•  Sonida Senior Living (2021 - present)

LELAND PILLSBURY Age: 77 Business Address: 2650 Castilla Isle Ft. Lauderdale, FL 33301

KEY SKILL SETS:

Mr. Pillsbury’s substantial experience in the areas of franchising, hospitality/travel and corporate finance would make him a valuable addition to the Wyndham Board.

EMPLOYMENT EXPERIENCE:

2018 - present  Founder and Chair, TLG Investment Partners (a real estate investment firm)

2017 - present* Founder and Managing Director, Thayer Ventures (an early-stage venture-fund investment company that invests in technology companies in the hospitality and travel industry)

1990 - 2014   Founder and Chief Executive Officer, Thayer Lodging Group (a hotel real estate investment company)

1982 - 1989   Executive Vice President and Head of Strategic Planning, Marriott International, Inc. (a hotel company)

* The Chief Commercial Officer of Choice, Robert McDowell, serves on the Industry Advisory Board of Thayer Ventures in a volunteer capacity.

NON-PROFIT DIRECTORSHIPS:

•  Cornell University Board of Trustees (2012 - 2023)

•  Sunburst Hospitality Corp. (1999 - 2001)*

* Mr. Pillsbury served as an independent director on the board of directors of Sunburst Hospitality Corp. until it was taken private by current significant shareholders of Choice.

Each Alternate Choice Nominee has agreed to be named in this proxy statement, to stand for election to the Wyndham Board and to serve if elected as a director of Wyndham.

Arrangements between Choice and the Choice Nominees and the Alternate Choice Nominees

Each Choice Nominee and each Alternate Choice Nominee has entered into a nomination agreement with Choice, which we refer to as a Nomination Agreement, agreeing to stand for election to the Wyndham Board and to serve if elected as a director of Wyndham. Pursuant to the Nomination Agreements, Choice has agreed to pay each Choice Nominee and each Alternate Choice Nominee $50,000 in cash, payable in two installments as follows: (a) $25,000 promptly upon provision by such Choice Nominee or such Alternate Choice Nominee of all information and documentation required to submit such Choice Nominee’s or Alternate Choice Nominee’s nomination to Wyndham by Choice and (b) $25,000 promptly following the filing by Choice of a preliminary or definitive proxy statement relating to the solicitation of proxies in favor of such Choice Nominee’s or Alternate Choice Nominee’s election as a director of Wyndham at the Annual Meeting. Each Choice Nominee and each Alternate Choice Nominee is required to reimburse Choice the full amount of the fee paid to such Choice Nominee or such Alternate Choice Nominee in the event such Choice Nominee or such Alternate Choice Nominee voluntarily withdraws from serving as a nominee or otherwise refuses to serve as a director of Wyndham upon election. In addition, Choice will reimburse each Choice Nominee and each Alternate Choice Nominee for certain expenses incurred in connection with this proxy solicitation.

The Nomination Agreements also provide that, subject to certain limitations, Choice will indemnify each Choice Nominee and each Alternate Choice Nominee against any and all losses, damages, penalties, judgments, awards, liabilities, costs, fines and amounts paid in settlement, expenses and disbursements (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by such Choice Nominee or such Alternate Choice Nominee in the event that (i) such Choice Nominee or such Alternate Choice Nominee becomes a party, or is threatened to be made a party, to any civil, criminal, administrative or arbitrative action or hearing, alternate dispute resolution mechanism, investigation, inquiry, mediation, settlement, suit or proceeding, and any appeal thereof, in each case relating such Choice Nominee’s or such Alternate Choice Nominee’s role as a nominee of Choice, which we refer to as a Proceeding or (ii) such Choice Nominee or such Alternate Choice Nominee is called to testify or give a deposition in any Proceeding (whether or not such Choice Nominee or such Alternate Choice Nominee is a party or is threatened to be made a party to such Proceeding), including in each case, the advancement of all reasonable attorneys’ costs and expenses incurred by such Choice Nominee or such Alternate Choice Nominee in connection with any Proceeding.

Choice, each Choice Nominee and each Alternate Choice Nominee acknowledge in the Nomination Agreements that if elected as a director of Wyndham, all of such Choice Nominee’s or such Alternate Choice Nominee’s activities and decisions as a director will be governed by applicable law and subject to such Choice Nominee’s or such Alternate Choice Nominee’s fiduciary duty to the Wyndham stockholders and, as a result, that there is and can be no agreement between such Choice Nominee or such Alternate Choice Nominee and Choice or any of its affiliates that governs the decisions that such Choice Nominee or such Alternate Choice Nominee will make if elected as a director of Wyndham. Each Choice Nominee and each Alternate Choice Nominee understands that if elected as a director of Wyndham, they will owe fiduciary duties only to the Wyndham stockholders and will have no duties to Choice or the stockholders of Choice.

None of the Choice Nominees and the Alternate Choice Nominees will receive any compensation from Choice or any of its affiliates for their service as directors of Wyndham, if elected, but they may be entitled to compensation and indemnification from Wyndham as is consistent with Wyndham’s practices.

HHM Hotels, LLC, of which Jay Shah is a board member, is party to a membership agreement with Choice, pursuant to which Choice grants to HHM Hotels a non-exclusive license to use the Ascend Hotel Collection system and marks to operate a hotel, which we refer to as the Ascend Contract. Total revenue paid by HHM Hotels to Choice under the Ascend Contract for 2023 was approximately $200,000. The agreement requires HHM Hotels to pay certain fees and charges, including a membership fee of 5.0% of monthly gross room revenues and a system fee of 2.5% of monthly gross room revenues. The approximate dollar value of Jay Shah’s interest in the transaction as a board member of HHM Hotels is $0.

Other than as described in this proxy statement, (i) none of the Choice Nominees or the Alternate Choice Nominees has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting; (ii) none of the Choice Nominees or the Alternate Choice Nominees will receive any compensation from Choice to serve as nominees for election or as a director, if elected, of Wyndham; and (iii) there are no arrangements or understandings between any Choice Nominee or any Alternate Choice Nominee and any other party pursuant to which any Choice Nominee or any Alternate Choice Nominee was or is to be selected as a director or nominee, as applicable.

YOUR VOTE FOR THE ELECTION OF THE CHOICE NOMINEES DOES NOT CONSTITUTE YOUR APPROVAL OF A BUSINESS COMBINATION INVOLVING CHOICE AND WYNDHAM, NOR DOES IT OBLIGATE YOU TO TENDER YOUR SHARES IN THE OFFER.

WE URGE YOU TO VOTE YOUR BLUE UNIVERSAL PROXY CARD “FOR” THE ELECTION OF THE CHOICE NOMINEES TODAY.

PROPOSAL 4 — BYLAWS PROPOSAL

Wyndham stockholders are being asked to adopt a resolution that would repeal any provision of, or amendment to, the Bylaws adopted by the Wyndham Board without the approval of the Wyndham stockholders subsequent to January 4, 2023 (the date of the most recent publicly disclosed Bylaws) and up to and including the date on which this proposal is approved by the Wyndham stockholders.

Pursuant to Article TEN of Wyndham’s Third Amended and Restated Certificate of Incorporation adopted as of May 9, 2023, which we refer to as the Charter, the Wyndham Board is authorized to adopt, amend, alter or repeal the Bylaws without the approval of the Wyndham stockholders, and the Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors of Wyndham.

Choice believes that, in order to ensure that the will of the Wyndham stockholders is upheld, no effect should be given to any provision of, or amendment to, the Bylaws unilaterally adopted by the Wyndham Board after the date of the most recent publicly disclosed Bylaws, including any amendments the Wyndham Board adopted or adopts without public disclosure or adopts in an effort to impede the effectiveness of Choice’s nomination of the Choice Nominees (or the Alternate Choice Nominees, as applicable), disrupt Choice’s ability to solicit, obtain or vote proxies from other Wyndham stockholders or modify Wyndham’s corporate governance regime. It is possible that the Bylaws Proposal could have the effect of repealing Bylaws amendments that one or more Wyndham stockholders may consider to be beneficial to them or to Wyndham. However, the Bylaws Proposal will not preclude the Wyndham Board from reconsidering any repealed Bylaws amendments following the Annual Meeting.

Choice is not currently aware of any specific Bylaws provision that would be repealed by the adoption of the Bylaws Proposal, but we believe that it is in the best interests of Wyndham and the Wyndham stockholders that the Bylaws not be further amended by the Wyndham Board at or in advance of the Annual Meeting without the approval of Wyndham stockholders.

To eliminate potentially disenfranchising impacts of any such Bylaws amendments, unless the Wyndham Board confirms at the commencement of the Annual Meeting that the Wyndham directors have not adopted any Bylaws amendment since the date of the most recent publicly disclosed Bylaws, Choice demands that (i) the following resolution (which sets forth the text of the proposed amendment to the Bylaws) be submitted as the first matter for approval by the Wyndham stockholders at the Annual Meeting and (ii) Wyndham and the Wyndham Board take all action necessary to ensure that the actions contemplated by such resolution become effective (including closing the polls on such item of business), in each case, before the polls are opened on any other matter to be submitted for approval by the Wyndham stockholders, including the election of directors:

“RESOLVED, that (i) each provision of, or amendment to, the by-laws of Wyndham adopted by the Board of Directors of Wyndham without the approval of the stockholders of Wyndham subsequent to January 4, 2023 and prior to the approval of this resolution be and hereby is repealed and (ii) the by-laws of Wyndham be and they hereby are amended to add a new Article XI, to read in its entirety as set forth below:

ARTICLE XI

REPEAL OF CERTAIN PROVISIONS

Notwithstanding anything contained herein to the contrary, any provision of these By-laws that was adopted by the Board of Directors without the approval of the stockholders subsequent to January 4, 2023 and prior to [the date the resolution is adopted], be and hereby is repealed.”

Choice intends to vote all of its shares of Wyndham common stock ([•]% of the shares of Wyndham common stock outstanding as of the Record Date) “FOR” the Bylaws Proposal.

YOUR VOTE IN FAVOR OF THE BYLAWS PROPOSAL DOES NOT CONSTITUTE YOUR APPROVAL OF A BUSINESS COMBINATION INVOLVING CHOICE AND WYNDHAM, NOR DOES IT OBLIGATE YOU TO TENDER YOUR SHARES IN THE OFFER.

WE URGE YOU TO VOTE YOUR BLUE UNIVERSAL PROXY CARD “FOR” THE BYLAWS PROPOSAL TODAY.

OTHER PROPOSALS AND MATTERS

In addition to the election of directors and the Bylaws Proposal, the Wyndham proxy statement indicates that two other matters will be voted upon at the Annual Meeting. Set forth below are descriptions of such proposals, based solely on the disclosure in the Wyndham proxy statement.

Proposal 2: Advisory Vote on Executive Compensation

As discussed in further detail in the Wyndham proxy statement, the Wyndham Board recommends that the Wyndham stockholders approve, on an advisory basis, the compensation of the named executive officers described in the section of the Wyndham proxy statement titled “Compensation Discussion and Analysis” and the tabular and related narrative disclosure regarding named executive officer compensation included in the Wyndham proxy statement pursuant to the compensation disclosure rules of the SEC.

Please refer to the Wyndham proxy statement for a discussion of such proposal.

Based on the information in the Wyndham proxy statement, Choice makes no recommendation with respect to Proposal 2.

Proposal 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm

As discussed in further detail in the Wyndham proxy statement, the Audit Committee of the Wyndham Board selected Deloitte & Touche LLP as the independent registered public accounting firm to conduct an integrated audit of the Wyndham consolidated financial statements and internal controls over financial reporting for the year ending December 31, 2024, and the Wyndham Board recommends that the Wyndham stockholders ratify the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm of Wyndham for fiscal year 2024.

Please refer to the Wyndham proxy statement for a discussion of such proposal.

Based on the information in the Wyndham proxy statement, Choice recommends voting “FOR” Proposal 3.

Other Matters

As of the date of this proxy statement, Choice does not know of any other matters to be presented for approval by Wyndham stockholders at the Annual Meeting. If, however, other matters are properly presented, and you have properly voted the BLUE universal proxy card or BLUE voting instruction form, the named proxies will vote the Wyndham common stock represented thereby in accordance with their discretion pursuant to the authority granted in the proxy, subject to applicable law.

VOTING AND PROXY PROCEDURES

Record Date

According to the Wyndham proxy statement, all Wyndham stockholders as of the close of business on the Record Date, which is [•], are entitled to vote at the Annual Meeting. Although not disclosed in the Wyndham proxy statement, based on public information, we understand that Wyndham delivered broker search cards based on a Record Date of March 11, 2024, and as such we believe the Record Date will be March 11, 2024.

If you were a Wyndham stockholder of record as of the Record Date, you will retain your voting rights at the Annual Meeting even if you sell your shares of Wyndham common stock after the Record Date.

Voting by Proxy

Each Wyndham stockholder will have one vote for each share of Wyndham common stock held as of the Record Date. There is no cumulative voting, and the Wyndham stockholders vote together as a single class.

Choice and Wyndham will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which universal proxy card will include the names of all nominees for election to the Wyndham Board. As a result, there is no need to use Wyndham’s white proxy card or white voting instruction form, regardless of how you wish to vote, because your BLUE universal proxy card or BLUE voting instruction form can be used to vote for any combination (up to eight total) of the Choice Nominees and the Wyndham nominees.

The enclosed BLUE universal proxy card may be voted only by Wyndham stockholders of record as of the Record Date.

If you hold your shares of Wyndham common stock with a broker, bank or other nominee, only they can vote such shares and only upon receipt of your specific instructions. Accordingly, it is important that you promptly give instructions to your broker, bank or other nominee to vote “FOR” the Choice Nominees and “FOR” the Bylaws Proposal. Please follow the instructions to vote provided on the BLUE voting instruction form by your broker, bank or other nominee. We encourage you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to our proxy solicitor, MacKenzie Partners, Inc., at proxy@mackenziepartners.com so that we will be aware of all instructions given and can attempt to ensure such instructions are followed and your vote represented at the Annual Meeting.

If you hold shares BOTH as a stockholder of record and with a broker, bank or other nominee, YOU MUST VOTE SEPARATELY for each set of shares.

If you are a participant in the Wyndham Hotel Group Employee Savings Plan, the trustee will vote shares of Wyndham common stock in accordance with instructions received from the participants to whose accounts the shares are credited. If you do not instruct the plan trustee on how to vote the shares of Wyndham common stock credited to your account, the trustee will vote those shares in proportion to the shares for which instructions are received. Accordingly, it is important that you promptly give instructions to the plan trustee to vote “FOR” the Choice Nominees and “FOR” the Bylaws Proposal. Please follow the instructions to vote provided on the BLUE voting instruction form by the plan trustee. We encourage you to provide a copy of those instructions to our proxy solicitor, MacKenzie Partners, Inc., at proxy@mackenziepartners.com so that we will be aware of all instructions given and can attempt to ensure such instructions are followed and your vote represented at the Annual Meeting.

If you properly vote the enclosed BLUE universal proxy card or BLUE instruction form, Choice will vote in accordance with your instructions. If you properly vote the enclosed BLUE universal proxy card or BLUE instruction form but do not vote for any nominee, the named proxies will vote “FOR” the election of the Choice Nominees (or exercise their discretion to vote “FOR” the Alternate Choice Nominees, as applicable). If you properly vote the enclosed BLUE universal proxy card or BLUE instruction form but do not mark a vote on any of the Bylaws Proposal, Proposal 2 or Proposal 3, the named proxies will vote “FOR” the Bylaws Proposal and Proposal 3 and will “ABSTAIN” on Proposal 2. The named proxies will exercise their discretion on any other matters that may properly come before the Annual Meeting, subject to applicable law.

Wyndham stockholders are permitted to vote for any combination (up to eight total) of the Choice Nominees (or the Alternate Choice Nominees, as applicable) and the Wyndham nominees on the BLUE universal proxy card. If you vote “FOR” at least one but no more than eight nominees on the BLUE universal proxy card or BLUE voting instruction form, your shares of Wyndham common stock will only be voted “FOR” those nominees you have so marked. If you vote FOR more than eight nominees on the BLUE universal proxy card or BLUE voting instruction form, all of your votes for nominees will be invalid and none of your votes for nominees will be counted.

Voting to “WITHHOLD” with respect to any of the Wyndham nominees is not the same as voting “FOR” the election of the Choice nominees.

If you have any questions or require any assistance in voting your shares of Wyndham common stock, please contact Choice’s proxy solicitor:

1407 Broadway, 27th Floor

New York, New York 10018

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

Email: proxy@mackenziepartners.com

YOUR VOTE IS VERY IMPORTANT. WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND VOTE YOUR COMPLETED BLUE UNIVERSAL PROXY CARD OR BLUE VOTING INSTRUCTION FORM PRIOR TO THE ANNUAL MEETING “FOR” THE ELECTION OF THE CHOICE NOMINEES WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, NO MATTER HOW MANY OR FEW SHARES OF WYNDHAM COMMON STOCK YOU OWN, AND EVEN IF YOU SELL SUCH SHARES AFTER THE RECORD DATE.

Revocation of Proxy

Only your latest dated proxy will be counted. If you were a Wyndham stockholder of record as of the Record Date, you may revoke or change your proxy instructions at any time prior to the vote at the Annual Meeting:

•

By Telephone or Internet – instruct Choice by telephone or via the Internet as to how you would like your shares of Wyndham common stock to be voted by following the instructions on the BLUE universal proxy card or instruct Wyndham in accordance with Wyndham’s instructions.

•

By Mail – submit a properly executed, subsequently dated BLUE universal proxy card, deliver a written notice of revocation to MacKenzie Partners, Inc. at proxy@mackenziepartners.com or to the Corporate Secretary of Wyndham in accordance with Wyndham’s instructions, or submit a white proxy card to Wyndham in accordance with Wyndham’s instructions.

•	In Person – attend the Annual Meeting and revoke your proxy by voting in person.

Although a revocation is effective if delivered to Wyndham, Choice requests that either the original or a copy of any revocation be delivered to MacKenzie Partners, Inc. at proxy@mackenziepartners.com, so that Choice may be aware of all revocations and can more accurately determine if and when the requisite votes for the election of the Choice Nominees and the approval the Bylaws Proposal have been received. Choice may contact Wyndham stockholders who have revoked their proxies.

Please note that if you hold your shares of Wyndham common stock with a broker, bank or other nominee or you are a participant in the Wyndham Hotel Group Employee Savings Plan, you must follow the instructions set forth in the voting instruction forms provided by your broker, bank, other nominee or plan trustee to revoke or change your proxy instructions.

If you have already voted a proxy card, it is not too late to change your vote — simply (i) instruct Choice by telephone or via the Internet as to how you would like your shares of Wyndham common stock to be voted by following the instructions on the BLUE universal proxy card, (ii) submit a properly executed, subsequently dated BLUE universal proxy card, (iii) deliver a written notice of revocation to MacKenzie Partners, Inc. or the Corporate Secretary of Wyndham, or (iv) attend the Annual Meeting and vote in person. Only your latest dated proxy will be counted.

Attending the Annual Meeting

Attendance at the Annual Meeting will be limited to Wyndham stockholders of record as of the Record Date, their authorized representatives and guests of Wyndham. Access to the Annual Meeting may be granted to others at the discretion of Wyndham and the chair of the Annual Meeting.

In accordance with security procedures, all persons attending the Annual Meeting must present picture identification along with proof of ownership of shares of Wyndham common stock as of the Record Date. If you are a Wyndham stockholder of record, please be prepared to provide the top portion of your proxy card. If you hold your shares of Wyndham common stock with a broker, trust, bank or other nominee, you will need to provide proof of ownership, such as a recent account statement or letter from your broker.

Cameras and recording devices will not be permitted at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we urge you to vote your completed BLUE universal proxy card or BLUE voting instruction form prior to the Annual Meeting “FOR” the election of the Choice Nominees.

Quorum; Vote Required

According to the Wyndham proxy statement, the Annual Meeting is subject to the following quorum and vote requirements.

The holders of a majority of the outstanding shares of Wyndham common stock entitled to vote at the Annual Meeting must be present in person or by proxy at the Annual Meeting in order to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes (if any) will be counted for purposes of establishing a quorum at the Annual Meeting.

In a contested election, the Bylaws provide for a plurality voting standard, which means that the eight nominees who received the greatest number of affirmative “FOR” votes will be elected to the Wyndham Board. Any shares not voted “FOR” a particular nominee as a result of a “WITHHOLD” vote or a broker non-vote (if any) will count for purposes of determining if there is a quorum at the Annual Meeting but will not count in that nominee’s favor and will not otherwise affect the outcome of the election (except to the extent they otherwise reduce the number of shares voted “FOR” such nominee). Abstentions or withhold votes and broker non-votes (if any) will have no effect on the outcome of the vote.

For the Bylaws Proposal, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Wyndham common stock entitled to vote generally in the election of directors will be required for approval. Abstentions and broker non-votes (if any) will have the effect of a vote against the Bylaws Proposal.

For each of Proposal 2 and Proposal 3, the affirmative vote of the holders of a majority of the shares of Wyndham common stock represented at the Annual Meeting in person or by proxy and entitled to vote on such proposal will be required for approval. Abstentions will have the effect of a vote against any of these proposals. Broker non-votes (if any) will have no effect on the outcome of these proposals.

Broker Non-Votes

A broker non-vote occurs when a broker, bank or other nominee submits a proxy that states that the broker, bank or other nominee does not vote for one or more of the proposals because such broker, bank or other nominee has not received instructions from the beneficial owner on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

If your shares are registered in the name of a bank, broker or other nominee and you do not give your broker, bank or other nominee specific instructions on how to vote your shares, under the rules of NYSE, because of the contested nature of the election of directors, your broker, bank or other nominee will not be permitted to vote on your behalf with respect to any of the proposals to be voted at the Annual Meeting. As such, we do not anticipate any broker non-votes. Accordingly, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may vote on these important matters.

SOLICITATION OF PROXIES; DELIVERY INFORMATION

Solicitation of Proxies

Choice will bear the entire expense of preparing and mailing this proxy statement and the total expenditures relating to our solicitation of BLUE universal proxy cards to vote at the Annual Meeting, including costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors and accountants, public relations, transportation and litigation. Choice may solicit your proxy by mail, courier service, telephone, email, social media, Internet, facsimile, newspapers and other publications and personal solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward our proxy materials to customers for whom such persons hold shares of Wyndham common stock, and Choice will reimburse them for their reasonable out-of-pocket expenses for doing so.

MacKenzie Partners, Inc., our proxy solicitation firm, has been retained to assist in this solicitation. MacKenzie Partners, Inc. will receive aggregate fees estimated not to exceed $750,000 for its services, plus reimbursement of reasonable out-of-pocket expenses. MacKenzie Partners, Inc. may be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. MacKenzie Partners, Inc. estimates it will utilize approximately 30 employees in its solicitation efforts.

In addition, directors, executive officers and certain other employees of Choice may solicit proxies as part of their duties in the normal course of their employment without any additional compensation. The Choice Nominees and the Alternate Choice Nominees may also solicit proxies without any additional compensation.

Choice currently estimates that our solicitation expenses will be approximately $[•], excluding costs of any litigation. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation. The total expenditures incurred by Choice to date in connection with this solicitation are approximately $[•]. Choice will not seek reimbursement from Wyndham for the costs and expenses incurred in connection with this solicitation.

The Participants (as defined below) intend to, or are part of a group which intends to, solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of the Choice Nominees (or the Alternate Choice Nominees, as applicable).

Delivery Information

According to the Wyndham proxy statement, Wyndham has adopted a procedure approved by the SEC called householding. Under this procedure, Wyndham stockholders who have the same address and last name and have not previously requested electronic delivery of proxy materials or otherwise provided instructions to the contrary will receive a single set of proxy materials for all stockholders having that address, with each stockholder continuing to receive separate proxy cards. This procedure reduces printing costs and postage fees.

If you do not wish to participate in householding, please contact Broadridge Financial Solutions by calling their toll-free number at (866) 540-7095 or through Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and a separate copy of the proxy materials will be promptly delivered to your address. If you are currently receiving multiple sets of the proxy materials and wish to receive only one, you may use the same contact information to opt into householding.

Beneficial stockholders may request information about householding from their banks, brokers or other holders of record; however, because the Annual Meeting involves a contested proxy solicitation, we understand that banks, brokers and other such holders of record will not be householding the Choice proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

A full set of Choice’s proxy materials will be made available to stockholders by mail. Wyndham stockholders can obtain free copies of this proxy statement and other documents filed with the SEC by Choice through the website maintained by the SEC at www.sec.gov and by visiting Choice’s investor relations site at www.investor.choicehotels.com.

INFORMATION REGARDING THE PARTICIPANTS

Choice

Choice, a NYSE-listed company, is primarily a hotel franchisor operating in 50 states, the District of Columbia, and 46 countries and territories. At December 31, 2023, we had 7,527 hotels with 632,986 rooms open and operating, and 1,032 hotels with 105,062 rooms under construction, awaiting conversion or approved for development, or committed to future franchise development on outstanding master development agreements in its global system. Our brand names include Comfort Inn®, Comfort Suites®, Quality®, Clarion®, Clarion Pointe™, Ascend Hotel Collection®, Sleep Inn®, Econo Lodge®, Rodeway Inn®, MainStay Suites®, Suburban Studios™, WoodSpring Suites®, Everhome Suites®, and Cambria® Hotels.

Additionally, through the Radisson Hotels Americas acquisition completed on August 11, 2022, our brands expanded to include Radisson Blu®, Radisson RED®, Radisson®, Park Plaza®, Country Inn & Suites® by Radisson, Radisson Inn & SuitesSM, Park Inn by Radisson®, Radisson Individuals®, and Radisson Collection®, which are located across the United States, Canada, the Caribbean and Latin America.

The business address of Choice is 915 Meeting Street, North Bethesda, MD 20852.

Other Participants

Under the rules of the SEC, Choice, its directors and certain of its executive officers, Purchaser (the wholly owned subsidiary of Choice formed to facilitate the Offer), the Choice Nominees and the Alternate Choice Nominees may be deemed to be participants in the solicitation of proxies from Wyndham stockholders by Choice in connection with the Annual Meeting, which we refer to as Participants. See the section of this proxy statement titled “Proposal 1 – Election of Directors” for additional information about the Choice Nominees and the Alternate Choice Nominees.

The following tables set forth the name and current principal occupation or employment of each director and certain executive officers of Choice who may be deemed a Participant. The current business address of each such person is c/o Choice Hotels International, Inc., 915 Meeting Street, North Bethesda, MD 20852.

Name	Present Position with Choice
Stewart W. Bainum, Jr.	Chair of the Board of Directors

Patrick Pacious	Director, President and Chief Executive Officer

Scott E. Oaksmith	Chief Financial Officer

Dominic E. Dragisich	Executive Vice President, Operations and Chief Global Brand Officer

Simone Wu	Senior Vice President, General Counsel, Corporate Secretary & External Affairs

Brian B. Bainum	Director

William L. Jews	Director

Name	Present Position with Choice
Monte J.M. Koch	Director

Liza K. Landsman	Director

Ervin R. Shames	Director

Gordon A. Smith	Director

Maureen M. Sullivan	Director

John P. Tague	Director

Donna F. Vieira	Director

Ownership of Shares of Wyndham Common Stock

As of the date of this proxy statement, Choice owns 10 shares of Wyndham common stock of record and 1,447,264 shares of Wyndham common stock beneficially, representing [•]% of the outstanding shares of Wyndham common stock (based on the number of shares of Wyndham common stock outstanding as of the Record Date, as disclosed in the Wyndham proxy statement).

The shares of Wyndham common stock held by Choice in “street name” may be held in brokerage custodian accounts which, from time to time in the ordinary course, may utilize margin borrowing in connection with purchasing, borrowing or holding of securities, and such shares may thereby have been, or in the future may become, subject to the terms and conditions of such margin debt and terms, together with all other securities held therein.

The following transactions in the shares of Wyndham common stock were effected by Choice in the open market in the past two years:

Trade Date	Buy / Sell	No. of Shares / Quantity	Average Price Per Share	Security
17-Oct-23	Buy	10	$76.80	Common Stock
13-Nov-23	Buy	94,702	$76.68	Common Stock
14-Nov-23	Buy	97,433	$77.64	Common Stock
15-Nov-23	Buy	149,239	$77.27	Common Stock
16-Nov-23	Buy	100,744	$76.39	Common Stock
17-Nov-23	Buy	109,172	$77.98	Common Stock
20-Nov-23	Buy	88,535	$77.77	Common Stock
21-Nov-23	Buy	130,000	$77.58	Common Stock
22-Nov-23	Buy	91,888	$78.02	Common Stock
24-Nov-23	Buy	47,628	$78.30	Common Stock
27-Nov-23	Buy	121,775	$78.17	Common Stock
28-Nov-23	Buy	98,000	$77.95	Common Stock
29-Nov-23	Buy	156,913	$77.78	Common Stock
30-Nov-23	Buy	72,199	$77.43	Common Stock
1-Dec-23	Buy	89,026	$78.63	Common Stock

Except as set forth in this proxy statement, no Participant, and no associate of any Participant, owns of record or beneficially, directly or indirectly, any securities of Wyndham, or any parent or subsidiary of Wyndham, nor has any Participant purchased or sold any securities of Wyndham within the last two years.

General

Each Participant has an interest in the election of directors at the Annual Meeting through the ownership of the shares of Wyndham common stock as described in this proxy statement, through their positions with Choice or through their roles as a Choice Nominee or an Alternate Choice Nominee, as applicable. To the extent that the adoption of the Bylaws Proposal could have the effect of counteracting any unilateral adoption, amendment or repeal of the Bylaws by the Wyndham Board that purports to impede the nomination of the Choice Nominees or the Alternate Choice Nominees, negatively impact Choice’s ability to solicit or obtain proxies from the Wyndham stockholders or otherwise adversely affect the Wyndham stockholders’ ability to vote for the Choice Nominees, each Participant could be considered to have an interest in the Bylaws Proposal.

Except as set forth in this proxy statement, (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no part of the purchase price or market value of the securities of Wyndham owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (iii) no Participant is, or within the past year was, a party to any contract, arrangements, or understandings with any person with respect to any securities of Wyndham, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (iv) none of the Participants or any of their respective associates was a party to any transaction, or series of similar transactions, since the beginning of Wyndham’s last fiscal year, or any currently proposed transaction, in which Wyndham or any of its subsidiaries was or is to be a party and the amount involved exceeds $120,000; (v) none of the Participants or any of their respective associates has any arrangement or understanding with any person with respect to any future employment by Wyndham or its affiliates or with respect to any future transactions to which Wyndham or any of its affiliates will or may be a party; (vi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Choice Nominees or the Alternate Choice Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting; (vii) there are no material proceedings to which any Participant or any associate of any Participant is a party adverse to Wyndham or any of its subsidiaries or has a material interest adverse to Wyndham or any of its subsidiaries; (viii) none of the Choice Nominees or the Alternate Choice Nominees or any of their respective associates have received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of Wyndham that is required to be disclosed under, or is subject to any arrangement described in, paragraphs (a)-(k) of Item 402 of Regulation S-K; (ix) there exist no family relationships between any of the Choice Nominees or the Alternate Choice Nominees, on the one hand, and any director or executive officer of Wyndham or, to the knowledge of Wyndham, any person nominated or chosen by Wyndham to become a director or executive officer, on the other hand; (x) within the last fiscal year of Wyndham, there have not been any interlocking relationships that would have required disclosure had any of the Choice Nominees or the Alternate Choice Nominees been directors of Wyndham who served as members of the Compensation Committee of the Wyndham Board; (xi) with respect to the Choice Nominees and the Alternate Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years; (xii) no occupation, employment or directorship is or was, during the past five years, carried on by any Choice Nominee or any Alternate Choice Nominee with Wyndham or any corporation or organization which is or was a parent, subsidiary or other affiliate of Wyndham; and (xiii) none of the Participants are aware of any arrangements known to Wyndham, the operation of which may at a subsequent date result in a change in control of Wyndham.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information set forth herein includes “forward-looking statements”. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on Choice’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to Choice. Such statements include, but are not limited to, statements regarding the Proposed Combination and sending a message to the Wyndham Board.

We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

These and other risk factors that may affect Choice’s or Wyndham’s operations are discussed in detail in the applicable company’s filings with the SEC, including the applicable company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this publication or as of the date to which they refer, and Choice assumes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

CERTAIN ADDITIONAL INFORMATION

This proxy statement is dated [•], 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to Wyndham stockholders shall not create any implication to the contrary.

Certain information relating to Wyndham is omitted from this proxy statement based on our reliance of Rule 14a-5(c) under the Exchange Act. Such information includes, among other things, current biographical and compensation information of the Wyndham directors and officers, information concerning certain relationships and related party transactions of Wyndham, information about the independent accountants of Wyndham, information as to the securities of Wyndham held by the Wyndham directors, executive officers and 5% Wyndham stockholders, information as to submitting proposals for consideration at the next annual meeting of Wyndham stockholders and other important information. WYNDHAM STOCKHOLDERS ARE DIRECTED TO REFER TO THE WYNDHAM PROXY STATEMENT FOR THE FOREGOING INFORMATION AS WELL AS OTHER IMPORTANT INFORMATION. WYNDHAM STOCKHOLDERS CAN OBTAIN FREE COPIES OF THE WYNDHAM PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY WYNDHAM THROUGH THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.

The Participants take no responsibility for the accuracy or completeness of any information contained in or taken from the Wyndham public filings. All information relating to any person other than the Participants is based only upon the knowledge of Choice.

SPECIAL INSTRUCTIONS

Please review this proxy statement and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares of Wyndham common stock you own.

1. If your shares of Wyndham common stock are registered in your own name, please sign, date and mail the enclosed BLUE universal proxy card today to Choice, c/o MacKenzie Partners, Inc., in the postage-paid envelope provided or instruct Choice by telephone or via the Internet today as to how you would like your shares of Wyndham common stock voted by following the instructions on the BLUE universal proxy card.

2. If your shares of Wyndham common stock are held in the name of a broker, bank or other nominee, only such institution can exercise the right to vote with respect to the shares of Wyndham common stock that you beneficially own through it and only upon receipt of your specific instructions. Accordingly, it is important that you promptly give instructions to your broker, bank or other nominee to vote in favor of the election of the Choice Nominees and the Bylaws Proposal. Please follow the instructions to vote provided on the BLUE voting instruction form provided by your broker, bank or other nominee. If your broker, bank or other nominee provides for voting instructions to be delivered by telephone or via the Internet, instructions will be included on the BLUE voting instruction form. We encourage you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to our proxy solicitor, MacKenzie Partners, Inc., at proxy@mackenziepartners.com so that we will be aware of all instructions given and can attempt to ensure such instructions are followed.

3. If you are a participant in the Wyndham Hotel Group Employee Savings Plan, the trustee will vote shares of Wyndham common stock in accordance with instructions received from the participants to whose accounts the shares are credited. If you do not instruct the plan trustee on how to vote the shares of Wyndham common stock credited to your account, the trustee will vote those shares in proportion to the shares for which instructions are received. Accordingly, it is important that you promptly give instructions to the plan trustee to vote in favor of the Choice Nominees and the Bylaws Proposal. Please follow the instructions to vote provided on the BLUE voting instruction form by the plan trustee. If the plan trustee provides for voting instructions to be delivered by telephone or via the Internet, instructions will be included on the BLUE voting instruction form. We encourage you to provide a copy of those instructions to our proxy solicitor, MacKenzie Partners, Inc., at proxy@mackenziepartners.com so that we will be aware of all instructions given and can attempt to ensure such instructions are followed.

4. After voting the enclosed BLUE universal proxy card or BLUE voting instruction form, we urge you NOT to vote Wyndham’s white proxy card or voting instruction form because only your latest dated proxy or voting instruction will be counted.

5. If you have already voted Wyndham’s white proxy card, you have every right to change your vote. Only your latest dated proxy will count. You may revoke any proxy already sent to Wyndham by signing, dating and returning the enclosed BLUE universal proxy card in the postage-paid envelope provided. Proxies may also be revoked at any time prior to exercise by: (i) instructing Choice by telephone or via the Internet as to how you would like your shares of Wyndham common stock to be voted by following the instructions on the BLUE universal proxy card, (ii) submitting a properly executed, subsequently dated BLUE universal proxy card, (iii) delivering a written notice of revocation to MacKenzie Partners, Inc. or the Corporate Secretary of Wyndham, or (iv) attending the Annual Meeting and voting in person.

If you have any questions or require any assistance in voting your shares of Wyndham common stock, please contact Choice’s proxy solicitor:

1407 Broadway, 27th Floor

New York, New York 10018

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

Email: proxy@mackenziepartners.com

PRELIMINARY PROXY CARD -- SUBJECT TO COMPLETION

DATED FEBRUARY 27, 2024

Y O U R  V O T E  I S  I M P O R T A N T .  P L E A S E  V O T E  T O D A Y .

V O T E  B Y  I N T E R N E T  –  Q U I C K  A N D  E A S Y

I M M E D I A T E  –  2 4  H O U R S  A  D A Y ,  7  D A Y S  A  W E E K  O R  B Y  M A I L

Wyndham Hotels & Resorts, Inc.

As a stockholder of Wyndham Hotels & Resorts, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on [•], 2024.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions. Have your BLUE proxy card in hand when you access the web site and follow the instructions to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE – 1-888-693-8683

Use any touch-tone telephone to transmit your voting instructions. Have your BLUE proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your BLUE proxy card and return it in the postage-paid envelope we have provided to: Choice Hotels International, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote by Internet or by telephone, you do NOT need to mail back your proxy card.

CONTROL NUMBER è

  If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

CHOICE HOTELS INTERNATIONAL, INC. (“CHOICE”) RECOMMENDS A VOTE “FOR” ONLY EACH OF THE EIGHT CHOICE NOMINEES SET FORTH BELOW.

1.

To elect eight directors to serve until the 2025 Annual Meeting of stockholders and until their successors are duly elected and qualified – Vote “FOR” up to eight nominees in total. If you vote “FOR” at least one but no more than eight nominees, your shares will only be voted “FOR” those nominees you have so marked.

If you vote “FOR” more than eight nominees, all of your votes on Proposal 1 will be invalid and none of your votes on Proposal 1 will be counted.

CHOICE NOMINEES				WYNDHAM NOMINEES OPPOSED BY CHOICE

Choice recommends a vote “FOR” the following eight Choice Nominees:

		FOR	WITHHOLD			FOR	WITHHOLD
(1A)	Barbara Bennett	❑	❑	(1I)	Geoffrey A. Ballotti	❑	❑
(1B)	Fiona Dias	❑	❑	(1J)	Myra J. Biblowit	❑	❑
(1C)	William Grounds	❑	❑	(1K)	James E. Buckman	❑	❑
(1D)	Nana Mensah	❑	❑	(1L)	Bruce B. Churchill	❑	❑
(1E)	James Nelson	❑	❑	(1M)	Mukul V. Deoras	❑	❑
(1F)	Emanuel Pearlman	❑	❑	(1N)	Stephen P. Holmes	❑	❑
(1G)	Susan Schnabel	❑	❑	(1O)	Ronald L. Nelson	❑	❑
(1H)	Jay Shah	❑	❑	(1P)	Pauline D.E. Richards	❑	❑

CHOICE MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2 AND RECOMMENDS A VOTE “FOR” PROPOSALS 3 AND 4.
2.	To vote on an advisory resolution to approve Wyndham’s executive compensation program.
	❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	To ratify the selection of Deloitte & Touche LLP to serve as Wyndham’s independent registered public accounting firm for fiscal year 2024.
	❑ FOR	❑ AGAINST	❑ ABSTAIN	Signature

4.	Choice proposal to repeal any bylaw amendment adopted by the Board of Directors since January 4, 2023 without the approval of the Wyndham stockholders.
	❑ FOR	❑ AGAINST	❑ ABSTAIN
Date

Title or Authority

Signature if Held Jointly

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by authorized officer or person.

If you have questions or require any assistance with voting

your shares, please contact Choice Hotels International, Inc.’s proxy solicitor listed below:

1407 Broadway, 27th Floor

New York, New York 10018

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

 If submitting a proxy by mail, please sign and date the card and fold and detach card at perforation before mailing.

WYNDHAM HOTELS & RESORTS, INC. ANNUAL MEETING OF STOCKHOLDERS [•], 2024 [•] [a.m./p.m.]	BLUE PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF CHOICE HOTELS INTERNATIONAL, INC.

THE BOARD OF DIRECTORS OF WYNDHAM HOTELS & RESORTS, INC. IS NOT SOLICITING THIS PROXY

The undersigned, revoking all prior proxies heretofore given hereby appoints [•], [•], and [•], and each of them, as proxies, attorneys and agents, with full power of substitution, to vote all shares of common stock of Wyndham Hotels & Resorts, Inc., a Delaware corporation, that the undersigned would be entitled to vote at the Annual Meeting of stockholders scheduled to be held on [•], 2024 at [•] [a.m./p.m.] Eastern Time at [•], including at any adjournments, postponements or continuations thereof, with all powers that the undersigned would possess if personally present.

This BLUE proxy card, when properly executed will be voted in accordance with your instructions. If you vote on Proposal 1 “FOR” at least one but no more than eight nominees, your shares will only be voted “FOR” those nominees you have so marked. If you vote on Proposal 1 “FOR” more than eight nominees, all of your votes on Proposal 1 will be invalid and none of your votes on Proposal 1 will be counted. If you do not vote on Proposal 1 for any nominee, your shares will be voted “FOR” the election of the Choice Nominees. If you do not mark a vote on any of Proposal 2, Proposal 3 or Proposal 4, your shares will be voted “FOR” Proposal 3 and Proposal 4 and ABSTAIN on Proposal 2. The named proxies will vote in their discretion on any other matters (including the election of any substitute or alternate nominee designated by any such proxy in the event any director nominee named herein is unwilling or unable to serve or for good cause will not serve) that may properly come before the Annual Meeting, including any adjournments, postponements or continuations thereof.

Continued and to be signed on the reverse side